                                                                   EXHIBIT 10.23

January 17, 1997

Via Fax 404/233-0171
and First Class Mail

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
Seven North Parkway Square
4200 Northside Parkway NW
Atlanta, GA 30327

     Re: Letter Agreement 2 to Supply Agreement between CarboMedics, Inc. and Horizon Medical Products, Inc. dated February 17, 1993, as amended February 17, 1993, and June 21, 1994; Development Agreement between CarboMedics, Inc. and Horizon Medical Products, Inc. dated February 17, 1993, as amended February 17, 1993, and the Equity Agreement between CarboMedics, Inc. and Horizon Medical Products, Inc. dated February 17, 1993, as amended February 17, 1993 (the "Agreements")

Dear Bill:

     The terms of this letter will confirm our recent discussions that it is the intent of both parties to terminate the above-referenced Supply Agreement and to have Horizon Medical Products, Inc. ("HMP") manufacture its Triumph-1(TM) family of vascular ports. HMP will buy a sufficient inventory of ports from CarboMedics to supply its customers while it starts its manufacturing operation. I believe the following terms and conditions are the best way to accomplish this transition:

1. The Transfer Date will be the date upon which CMI ceases manufacture of HMP product and HMP takes possession of and responsibility for the equipment listed in Attachment A. The transfer of production from CarboMedics' facility to HMP's will be deemed to occur at that time. After that date, CarboMedics will have no obligation to supply product to HMP. The Transfer Date will be agreed upon by both companies within 30 days of signing this letter, but the Transfer Date will be no later than September 30, 1997. However, regardless of the Transfer

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 2


     Date agreed to by both parties, the Transfer Date will not occur until HMP has either purchased at least 23,500 ports from CarboMedics or agreed in writing to pay to CarboMedics, within 90 days, the additional fees described in items 2 and 8 of this letter agreement.

2. The "Effective Date" for purposes of the Supply Agreement will be January 1, 1995. HMP will purchase 23,500 units from CarboMedics by the Transfer Date at the prices and under the terms of the current Supply Agreement. If HMP fails to purchase 23,500 units by the Transfer Date, HMP will pay to CarboMedics, within 90 days, the sum of $50 times the difference between 23,500 and the number of units actually purchased by the Transfer Date.

3. HMP must decide how much product to purchase from CarboMedics, by catalog number. Except as specifically modified by the terms of this letter, all terms and conditions of the O.E.M. Supply Agreement will be applied to the purchase of these ports.

4. Because CarboMedics will require additional time to order raw materials and build the additional volume of ports, HMP must provide CarboMedics with additional lead time on its purchase orders. CarboMedics must receive all purchase orders for delivery under the terms of the Supply Agreement by March 31, 1997. If purchase orders are received after this date, CarboMedics will use reasonable effort to meet those orders. CarboMedics, at its sole discretion, may reject any purchase orders which exceed the 23,500 unit limit.

5. CarboMedics may immediately cease to include the "Manufactured by CarboMedics" label with the ports that it manufactures. Furthermore, HMP may not use CarboMedics' name on any part of any port, instrument, package or related device which was not manufactured by CarboMedics. HMP may not use CarboMedics' name in any way.

6. CarboMedics may decline any requests by HMP to make changes in the specifications. Since the Transfer Date is near, it is the intent of CarboMedics to not permit any changes in the product specifications. However, if CarboMedics consents to such requests, the requirements of Paragraph 6 of the Supply Agreement will remain in full force and effect.

7. CarboMedics will not accept rejected product after October 31, 1997. All other provisions in Paragraph 10 will remain in full force and effect.

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 3


8. HMP will pay an additional $20 per unit development cost on each of the 23,500 units manufactured by CarboMedics. As is currently the practice, HMP will be invoiced for this cost as the units are shipped. If HMP does not purchase the required 23,500 units by the Transfer Date, HMP will pay to CarboMedics, within 90 days, the sum of $20 times the difference between 23,500 and the number of units actually purchased by the Transfer Date. This payment will be in addition to any payments due under the terms of item 2 of this letter agreement.

9. To compensate CarboMedics for the equipment and fixtures listed in Attachment A, for providing documentation and training to HMP personnel, and for the $20 per unit development fee on the first 14,000 units produced by HMP, HMP owes CarboMedics an additional fee of $680,000. This fee will be paid as follows: HMP will pay to CarboMedics the amount of $20 for each port body that is shipped by the molding vendor to HMP between the Effective Date and June 30, 1998. If the entire fee is not paid by June 30, 1998, HMP will pay to CarboMedics the amount of $40 for each port body shipped by the molding vendor to HMP between June 30, 1998 and September 30, 1998. If the entire fee is not paid by September 30, 1998, the remainder will be due in a single payment on September 30, 1998 regardless of the number of port bodies shipped or the number of ports manufactured. All such payments will be made by HMP via Federal Express on the date that the port bodies are shipped to HMP by the molding vendor. The total amount paid to CarboMedics will be setoff against HMP's outstanding debt and will equal $680,000.

10. Since CarboMedics cannot control how the equipment and fixtures listed in Attachment A are installed or used by HMP nor how HMP actually manufactures the ports, CarboMedics assumes no liability for the equipment and fixtures transferred or for the training provided.

11. Once this agreement is signed and the Transfer Date agreed to by both parties, CarboMedics will immediately make available to HMP all specifications, procedures and documents specific to the Triumph-1(TM) port. The equipment listed in Attachment A will be moved from CarboMedics' facility to HMP's facility upon termination of CarboMedics' obligation to manufacture product. Transportation of the equipment and fixtures from CarboMedics' facility to HMP's facility and installation of the equipment and fixtures in HMP's facility are the responsibility of HMP. CarboMedics will retain ownership of all equipment listed in Attachment A. HMP will sign all documentation required by CarboMedics to perfect its security interest in the equipment. Upon receipt of all monies due under the Agreements, CarboMedics will transfer ownership of

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 4


     those items to HMP. However, until all monies due to CarboMedics under the Agreements are paid by HMP, CarboMedics will retain ownership of all equipment listed in Attachment A. If all monies are not paid when due, then CarboMedics will regain possession of all equipment transferred.

12. HMP hereby authorizes CarboMedics to ship within 30 days of the Transfer Date, all CarboMedics' usable raw materials, work-in-process and finished goods inventories, except for those materials purchased by CarboMedics from Dow-Corning. Raw materials will be purchased at the prices paid by CarboMedics. Finished goods will be purchased at the prices specified in the Supply Agreement. The prices for units in work-in-process will be based on the percent complete times the finished goods price. HMP will also pay for shipping and insurance fees. CarboMedics will invoice HMP on shipment for all amounts due and payment will be due within 30 days from the date of the invoice.

13. CarboMedics will provide limited support to assist HMP to establish its own manufacturing operation. CarboMedics will have no obligation to provide assistance beyond the terms specified in this agreement, and will not participate in any process changes initiated by HMP. The support will be limited exclusively to the following:

     a.   Interpretation of CarboMedics' written documentation.

     b.   Introduction to selected outside vendors.

     c. Introduction to currently utilized manufacturing, inspection and documentation systems.

     d.   A list of the tools and equipment to be transferred to HMP.

     e. A suggested infrastructure that HMP should have in place before beginning to transfer production to its facility. This infrastructure will include, at a minimum, the technical personnel required (i.e., product engineer, supervisor, etc.) and the facilities required (i.e., a qualified cleanroom, etc.).

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 5


f. A limited amount of training for HMP personnel. This training will cover the procedures, etc. used by CarboMedics to manufacture ports, but will not cover any changes that HMP may want to implement. The training will be limited to no more than 3 HMP employees and 1 consultant retained by HMP at the CarboMedics plant in Austin for no more than 4 weeks. The training will be started no more than 8 weeks prior to the agreed upon Transfer Date and will be completed by the agreed upon Transfer Date. During this training, all expenses incurred by HMP personnel and by the consultant retained by HMP will be the responsibility of HMP.

14. CarboMedics is responsible for providing the limited amount of training specified in this document. However, CarboMedics is not responsible for HMP's ability to produce acceptable parts. Once the equipment and fixtures listed in Attachment A have been transferred from CarboMedics' facility, then CarboMedics has fully met its obligation.

15. At HMP's request, CarboMedics may but is not required to provide additional assistance by sending a limited number of personnel to HMP's facility. HMP will pay a fee of $150 per man-hour, in increments of 8 man-hours, plus all related travel and living expenses for this assistance. This assistance may be terminated immediately by either party. Invoices for these fees will be prepared weekly, and payment will be due within 30 days of the date of the invoice.

16. If by September 30, 1998, CarboMedics has received all monies owed under the Agreements, its equity share in HMP (the "Applicable Percentage" as defined in the above-referenced equity agreement) will be reduced to 6% and HMP will be granted an option to purchase such equity at a fair market price. HMP may exercise this option by delivering a written notice to CarboMedics. The parties agree to negotiate in good faith to determine the value of the equity and the terms of payment. If the parties fail to reach agreement within 90 days after HMP's exercise of the option, CarboMedics will have no continuing obligation to sell its equity share in the business.

17. For a period of one year after the Transfer Date, neither party will hire or attempt to hire any current employee, agent or sales representative of the other unless the consent of the other party's management has been obtained in writing prior to any offer of employment.

18. The parties agree that all disputes in any way relating to, arising under, connected with, or incident to this Agreement, and over which the federal courts have subject matter jurisdiction, shall be litigated, if at all, exclusively in

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 6


     the United States District Court for the Western District of Texas, Austin Division, and if necessary, the corresponding appellate courts. The parties further agree that all disputes in any way relating to, arising under, connected with or incident to this Agreement, and over which the federal courts do not have subject matter jurisdiction, shall be litigated, if at all, exclusively in the Courts of the State of Texas, in Travis County, and, if necessary, the corresponding appellate courts. The parties also agree that Texas law exclusively shall govern all terms of this Agreement, including this paragraph. The parties expressly submit themselves to the personal jurisdiction of the State of Texas.

If you are agreeable to the terms and conditions of this letter, please indicate your acceptance by signing below and returning one original for my records. Please call me if you have any questions.


Very truly yours,



/s/ Charles D. Griffin
Charles D. Griffin
Vice President/General Manager
Operations


Read and Agreed:

HORIZON MEDICAL PRODUCTS, INC.


By: /s/ William E. Peterson
    ---------------------------


Its: President
    -------------------------


Date:  1/27/97
     ------------------------

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 7

                                  ATTACHMENT A
                   EQUIPMENT AND DOCUMENTATION TRANSFER LIST



     When an "X" is placed in the "DOCUMENTATION" column, CarboMedics will provide applicable process procedures, specifications, or reports describing the manner in which CarboMedics performs the process.

     When an "X" is placed in the "EQUIPMENT" column, CarboMedics will transfer the specific equipment listed. Some items are located at vendors.

     ITEM OR PROCEDURE                                 DOCUMEN-
     DESCRIPTION                                        TATION         EQUIPMENT
--------------------------------------------------------------------------------
CATHETER
     Post-Cure                                            X
          Curing oven.  The same oven is used
          for all operations that refer to an                             X
          oven.  Only one oven will be
          transferred.

     End-Tipping Fixture                                  X

POLYMER COMPONENTS

     Double Lumen Molds at Vendor.                                        X
          Secondary Operations
               Drill Cross Holes                          X
               Mill Glue Slot                             X

     Single Lumen Molds at Vendor                                         X

META COMPONENTS

     Beadblast Procedure                                  X
     Passivation Procedure                                X

SEPTUM

     Single-Shot Mold (Standard) at Vendor                                X
     Single-Shot Mold (Low Profile) at Vendor                             X
     Multi-Shot Mold (16 parts) at Vendor                                 X

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 8


     ITEM OR PROCEDURE                                 DOCUMEN-
     DESCRIPTION                                        TATION         EQUIPMENT
--------------------------------------------------------------------------------
LOCKING SLEEVE

     Turn Inner Diameter and End Radius                   X

STEM

     Single Lumen
          Swager                                          X               X
          Swager Tooling                                  X               X

     Double Lumen
          Crimping Fixture                                                X
          Beadblasting                                    X
          Pressing Fixture                                                X

NEEDLE

     Cleaning Procedure                                   X

ASSEMBLY

     Titanium Body/Ring Press Fixture                                     X
     Stem Press Fixture                                                   X
     Suture Hole Fill Process                             X
                                                                   (See note at
          Curing Oven                                                 Catheter
                                                                      section.)

GLUING

     Curing Oven                                                   (See note at
                                                                      Catheter
                                                                      section.)
     Gluing Fixtures                                                      X

LEAK TESTING

     Leak Tester                                                          X

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 9

     ITEM OR PROCEDURE                                 DOCUMEN-
     DESCRIPTION                                        TATION         EQUIPMENT
--------------------------------------------------------------------------------
PACKAGING

     Inner Tray Mold at Vendor                                            X
     Double Inner Tray Mold at Vendor                                     X
     Outer Tray Mold at Vendor                                            X
     Tyvek Die at Vendor                                                  X
          Sealer Dies                                                     X

STERILIZATION

     Box Die at Vendor                                                    X

LABELING

     Artwork at Vendor                                    X
     Labeling Software                                    X
          NOTE: HMP must purchase a license
          to any third-party software as well
          as computer and printing equipment.

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 10


                                  ATTACHMENT B
                    ITEMS THAT CARBOMEDICS WILL NOT TRANSFER

     Listed below are capabilities, systems, equipment and knowledge that CarboMedics will not transfer to HMP. This list is not comprehensive, but it does include items that CarboMedics currently uses in producing the access ports


1. Receiving Inspection
     Material Analysis
        -- Chemical Analysis, including an FTIR
        -- Residual Stress Testing
     Tensile Testing
     Durometer Testing
     Dimensional Inspection
     Pyrogen Testing

2. Double Lumen Polymer Base Secondary Operations
     Drill Cross Holes
       -- Small Milling Machine or Drill press
     Mill Glue Slot
       -- Small Milling Machine

3. Metal Parts Sandblast Cabinet

4. Laser Etcher for Marking Parts

5. Catheter and Strain Relief
     Extrusion Dies at Vendor

       Dow-Corning is the vendor for this tubing. Due to contractual agreements, CarboMedics cannot transfer these dies.
       HMP will have to establish and qualify another source for silicone tubing.

6. Secondary Operations on Locking Sleeve
     A small lathe will be required to turn the inner diameter and end radius.

7. Ultrasonic Cleaner
     An ultrasonic cleaner will be required for:
       -- Cleaning plastic components
       -- Cleaning needles
       -- Metal component passivation

Mr. William E. Peterson, Jr.
Horizon Medical Products, Inc.
January 17, 1997
Page 11


8. Packaging
     A package sealer will be required for sealing the Tyvek lids on the product trays.
     CarboMedics will transfer the dies that match the trays, but will not transfer the sealer itself.

9. Labeling
     CarboMedics can transfer the software system. However, CarboMedics will not provide any third-party software, a computer, or any printing equipment.

10. Microbiology
     CarboMedics will not provide any equipment, knowledge or capability to perform routine sterility testing, pyrogen testing, environment monitoring, or bioburden testing.

11. Cleanroom Furniture and Equipment
     CarboMedics will not provide any cleanroom furniture, fixtures or equipment.

12. General Systems
     CarboMedics will not provide any of the following:
       -- Operator training records
       -- Customer complaint system
       -- Metrology and Calibration system
       -- Preventative maintenance system
       -- Archives
       -- Production and material control
       -- Supplier qualifications
       -- Microbiology
       -- Regulatory
       -- Receiving Inspection
       -- Shipping

13. Materials Purchased from Dow-Corning
     Because of contractual limitations, CarboMedics cannot resell any components or materials which were purchased from Dow-Corning and which have not been assembled into finished products. These materials include the septum material, catheters, strain relief sleeves, and adhesive.

                               February 17, 1993

Mr. Perry Barrs
CarboMedics, Inc.
1300A East Anderson Lane
Austin, TX  78752-1793

     Re: Development Agreement dated February 17, 1993 Between CarboMedics, Inc. ("CMI") and Horizon Medical Products, Inc. ("Horizon") and
          O.E.M. Supply Contract Dated February 17, 1993 Between CMI and Horizon

Dear Perry:

     CMI and Horizon have entered into the above-referenced agreements for the purpose of developing, testing and obtaining FDA 510K approval for five models of a vascular access port product ("VAPs") and for the manufacture of the VAPs for sale to Horizon.

     As an inducement for its entering into the above-referenced agreements, Horizon shall have the right to request CMI, pursuant to Section 4 of the Development Agreement, to develop, test and obtain 510K approval for a VAP model or models that contain CMI's pyrocarbon coatings for sale to Horizon under the Supply Contract. Upon such request by Horizon, Horizon and CMI will negotiate in good faith in order to determine (i) whether any additional development costs will be payable under the Development Agreement to CMI for such development, testing and regulatory submission and approval and (ii) the price for such VAP models under Section 3(a) of the Supply Contract. If the parties fail to reach agreement on such matters, CMI has no obligation to develop such products for Horizon unless the parties each agree at some subsequent date. The amount of development costs payable by Horizon for such development, testing and regulatory submission and the prices to Horizon for such products will be no greater than CMI charges to any third party for a similar vascular access port product with pyrocarbon coating.

     If CarboMedics is in agreement with the provisions of this letter, then a duly authorized officer of CarboMedics should execute this letter as indicated below.

                                                  Sincerely yours,

                                                  HORIZON MEDICAL PRODUCTS, INC.



                                                  /s/ Marshall B. Hunt
                                                  Marshall B. Hunt,
                                                  Chief Executive Officer

AGREED TO AND APPROVED:

CARBOMEDICS, INC.


By: /s/
    -------------------
Title: President
       ----------------

                             O.E.M. SUPPLY CONTRACT

     THIS AGREEMENT, executed as of February 17th 1993, by and between CARBOMEDICS, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal office located at 1300-A East Anderson Lane, Austin, Texas 78752 ("CMI"), and HORIZON MEDICAL PRODUCTS, INC., a corporation organized and existing under the laws of the State of Georgia, with its principal office located at Seven North Parkway Square, 4200 Northside Parkway, N.W., Atlanta, Georgia 30327 (hereinafter "Horizon").

     1.   Recitals and Definitions.

     (a) Horizon's Business. Horizon is engaged in the business of selling medical devices. Horizon owns the "510k's" for the VAPs (as defined below).

     (b) CMI's Business. CMI is engaged in the business of manufacturing mechanical components for medical devices particularly such components coated with its proprietary Pyrolite and Biolite pyrocarbon.

     (c) Vascular Access Port. The term "Vascular Access Port" (hereinafter "VAP" or "VAPs") means and includes the five VAP models developed and manufactured by CMI for Horizon according to specifications and drawings owned by Horizon (the "Specifications") and the Introducer (when ordered by Horizon for a particular VAP). Each packaged VAP shall include the required needles and syringes, patient identification cards, tray and FDA required instruction manual. The Specifications are to be prepared, approved by Horizon and attached to and made a part of this Agreement as Exhibit A.

     (d) Effective Date. The term "Effective Date" means the date that the five VAP models receive FDA approval but in no event sooner than June 1, 1994, unless agreed to by the parties. The parties agree to be bound by the terms of this Agreement as of the date executed.

     (e) Development Agreement. The term "Development Agreement" means the Development Agreement of even date herewith between CMI and Horizon.

     (f) Introducer. Horizon will designate in the Specifications the type of Introducer to be packaged with those VAPs purchased by Horizon from CMI where Horizon's order specifies "with introducer."

     2. Purchase of Goods. Horizon agrees to purchase the minimum quantities for VAPs from CMI during the term of this Agreement as specified in Section 4 below.

     3.   Price.

     (a) Effective as of the date first above written, CMI agrees to supply VAPs at the prices set forth in Exhibit B. Notwithstanding the product mix actually purchased, Horizon agrees that it will purchase from CMI the minimum quantities described in Section 4 below.

     (b) Such prices will be adjusted for inflation one year after the Effective Date using the previous twelve months to measure the adjustment. Adjusted prices for each year (commencing with the second year after the Effective Date) will be the prices for the prior calendar year plus such prices times an inflation factor equal to the following: (i) 12-month average percentage change in employment costs for private industry workers (excluding farmers) for the 12 months ending September 30 as indicated on Table 5 of the Employment Cost Index published by the Bureau of Labor Statistics of the United States Department of Labor, plus (ii) 25% of the unadjusted percent change of Intermediate Material Supplies and Components from Table 1 of the Producer Price Indexes and Percent Charges by State of Processing ("PPI") published by the United States Department of Labor, plus (iii) 50% of the unadjusted percent change of Finished Energy Goods from Table 1 of the PPI. If the Employment Cost Index and the PPI should cease to be published, any comparable category in a comparable index to be agreed to in good faith by the parties will be used to calculate the inflation factor.

     (c) If the Employment Cost Index and the PPI are not available when the first purchase order(s) in any calendar year is issued, the prices for VAPs purchased under such purchase order(s) will be the prices for the prior calendar year times the 12-month average percentage change in those costs as of the end of the second calendar quarter. Such prices will be retroactively adjusted to reflect the calculation set out in Paragraph 3(b) of this Agreement.

     (d)  Examples of how the price adjustment provisions in paragraphs (b) and
(c) above work are set forth in Exhibit C attached hereto.

     4. Minimum Quantity and Schedule. Horizon will purchase from CMI 17,500 units of VAPs during the first eighteen (18) months following the Effective Date and 22,500 units of VAPs during month nineteen (19) through month thirty (30) following the Effective Date. Thereafter, Horizon will furnish to CMI in writing once each year during the term an annual forecast (showing forecasted quarterly purchases and annual minimum purchases) for the purchase of VAPs by Horizon. If Horizon does not purchase at least forty thousand (40,000) units of VAPs from CMI during such initial thirty (30) months after the Effective Date, Horizon will pay to CMI within sixty (60) days after such thirty-month period the sum of $50 times the difference between 40,000 and the number of units of VAPs actually purchased during such thirty month period; provided, however, that such 40,000 minimum unit purchase requirement shall be deemed to have been satisfied where Horizon orders from CMI during such 30 month period under the procedures in Section 5(a) hereof such 40,000 units and CMI is unable to ship during such 30 month period all of the units ordered in accordance with Horizon's orders.

     5.   Ordering Procedure.

     (a) Purchase Orders. Sales of VAPs will be made pursuant to purchase orders issued by Horizon to CMI, specifying weekly delivery schedules by model and quantity, price extension (based on Exhibit A pricing) and method of shipment. Horizon will use its best efforts to maintain a uniform weekly delivery schedule in terms of size and quantity of VAPs ordered. However, the volume of the initial stocking order may exceed the equal weekly volume. On the Effective Date, Horizon will issue purchase orders for the first 26 weeks of the term of this Agreement. Thereafter, beginning 13 weeks after the commencement of the term of this Agreement, subsequent purchase orders will be issued by Horizon to CMI at thirteen-week intervals, thirteen weeks in advance. Notwithstanding the foregoing, Horizon will supply CMI with its estimated volumes for the first three months of the Agreement 60 days prior to the Effective Date.

     (b) Limitations on Quantities Ordered. CMI will manufacture and ship VAPs sufficient to fill Horizon's orders under Section 5(a) hereof. However, if any thirteen week order for VAPs increases in number of units more than twenty percent (20%) over the immediately preceding thirteen week order and if CMI can manufacture and ship VAPs sufficient to fill Horizon's order up to or exceeding the 20% increase but is unable to obtain sufficient quantities of raw materials to fill Horizon's order with respect to some or all of the excess of units over such 20%, then CMI is not required to fill that portion of Horizon's order for which CMI is unable to obtain sufficient quantities of raw materials but CMI will fill and complete such order as and when CMI can obtain such raw materials.

     (c) Packaging. CMI will ship the VAPs in its final packaging as specified in the Specifications. The following will appear only on the inner package for the VAP: "Manufactured by CarboMedics, Inc."

     6. Changes. Horizon will have the right, from time to time, to request that changes be made in the Specifications for the VAPs as Horizon deems necessary or desirable. All such requests, however, will be made by written notice. The revised price (if any) and effective date for all such changes, and the issue of payment for obsolete inventory resulting from a change in the Specifications, will be negotiated in good faith between Horizon and CMI. Notwithstanding such change, Horizon will purchase the VAP model or models without such change that Horizon has ordered. In addition, if any such change requires CMI to incur more than minimal engineering expenses, Horizon will reimburse CMI for such expenses.

     7. Transportation Costs. CMI will ship VAPs to Horizon f.o.b. CMI's facility.

     8. Payment. CMI will invoice Horizon on shipment or completion of services, as applicable, for all amounts due under this Agreement, including without limitation amounts due under Sections 10(b) and 14. Each invoice is due and payable in full at CMI's offices, within 60 days after the date of invoice for invoices dated during the first six months after the initial sale of VAPs to Horizon after the Effective Date, within 45 days after the date of invoice for all invoices dated during the three months immediately following such six month period, and within 30 days after the date of invoice for all invoices after such three month period. If Horizon is delinquent in payment of any invoice, CMI may refuse to ship, require cash in advance, letters of credit or other terms, without limiting CMI's remedies. Horizon will pay service charges of 1.5 percent per month or the maximum rate allowed by law, whichever is lower, on all invoiced amounts due but not paid after the date due.

     9. Excusable Delay or Failure to Perform. Neither party will be liable for a delay in performance of or failure to perform an obligation under this Agreement (except an obligation to make payment promptly when due), if and to the extent such delay or failure is attributable to any cause beyond the reasonable control of such party (the "affected party"). Such causes may include but are not limited to act of God, act of government (including the Food and Drug Administration), war or related actions, civil insurrection, riot, sabotage, strike or other labor difficulties, epidemic, fire, flood, windstorm, failure of suppliers, subcontractors or carriers, inability to obtain required materials or qualified labor. The affected party will give prompt notice of the cause to the other party, and will resume performance with reasonable diligence upon cessation of the cause of the delay or failure. If the affected party's performance is suspended or delayed because of the operation of this paragraph, the term of this agreement will be correspondingly extended. If the suspension or delay is excusable under this Section, Horizon will purchase from CMI all VAPs that had been ordered by Horizon under Section 5(a) hereof but had not been shipped by CMI, if such VAPs are shipped by CMI to Horizon within thirty (30) days after the cessation of the cause of such delay or failure.

     10. Horizon's Right to Reject. For a period of one year following shipment, Horizon will have the right to reject VAPs which fail to conform to the agreed Specifications or which have defects in materials or workmanship and return same to CMI at CMI's expense. However, in conjunction with the rejection of such VAPs, Horizon has the affirmative responsibility of providing CMI with a written, comprehensive description of the basis of the rejection by Horizon of the VAPs being returned and/or a description of the mode in which the VAPs being returned fail to meet the Specifications. If CMI, in its reasonable opinion and confirmed by actual test, finds that the VAPs rejected by Horizon do not meet Specifications or contain defects in materials or workmanship, CMI will at its option repair or replace the rejected VAP or issue a credit memo to Horizon for the cost of the VAPs returned as well as all shipment costs to and from Horizon. For purposes of this Agreement, Horizon is deemed to have accepted all VAPs which arc not affirmatively rejected by Horizon within 30 days after the VAP packaging is opened. If, during any 3 month period, the total number of VAPs returned by Horizon as non-conforming and subsequently determined to be in fact conforming to Specifications exceeds 5 percent of the total number of VAPs delivered to Horizon during the same period, Horizon will pay CMI an additional handling charge of $50.00 per VAP for each in specification VAP in excess of that 5 percent level (subject to increase by a percentage equal to the average percent of increase in prices for the VAPs shown or Exhibit B as amended from time to time) and will pay shipping costs on such VAPs.

     11. Warranties. CMI warrants to Horizon that the VAPs sold hereunder will conform to the Specifications and will be free from defects in materials and workmanship and will be packaged in accordance with the packaging described in the Specifications. Except for such warranties, CMI makes no other warranties of any kind, express or implied, concerning the performance of the VAPs furnished pursuant to this Agreement. Specifically, CMI MAKES NO WARRANTY OF FITNESS FOR THE PURPOSE INTENDED AND NO WARRANTY OF MERCHANTABILITY. Except as provided in
Section 12 below, CMI's sole responsibility for such warranties will be, at CMI's option, to repair, replace or issue credit respecting any defective VAPs provided any such VAP is returned by Horizon to CMI in the manner provided for in Section 10 hereof. Except as provided in Section 12 below, this paragraph concerning warranties states CMI's entire obligation and the sole and exclusive remedy of Horizon and any third party claiming under Horizon respecting the VAPs or any defects therein.

     12.  Limitation of Liability and Indemnity.

     (a)  Limitation on CMI's Responsibility. Except as provided in paragraph
(c) below, CMI will not be liable or responsible for direct, incidental, consequential and/or special damages arising out of use or implantation of VAPs supplied hereunder including, but not limited to, damage to property of Horizon or of other persons, or for injury to or death of any person.

     (b) Horizon's Responsibility. CMI will have no control over the uses to which the VAPs will be devoted, or over the circumstances of their use, storage, handling, distribution or application. Except for the warranty responsibility described in Section 11 above and the indemnification by CMI provided in paragraph (c) below, Horizon will assume full responsibility with respect to the use of any VAP or information furnished by Horizon hereunder, and CMI assumes no liabilities of any kind with respect to the use by Horizon or any third party of such VAPs or information.

     (c)  Indemnification.

     CMI agrees, at its own expense, to defend, indemnify and hold harmless Horizon, its officers, agents and employees from and against any and all claims, losses, damages, causes of action, suits and liability of every kind, including all expenses of litigation, court costs and reasonable attorney's fees, for injury to or death of any person or for damage to any property, arising from or out of or in connection with the failure of any VAP to conform to the Specifications or for any VAP that is not free from defects in material or workmanship.

     Horizon agrees, at its own expense, to defend, indemnify, and hold harmless CMI, its officers, agents and employees from and against any and all claims, losses, damages, causes of action, suits and liability of every kind, including all expenses of litigation, court costs and reasonable attorney's fees, for injury to or death of any person or for damage to any property, arising from or out of or in connection with Horizon's marketing, sale or distribution of any VAP or Horizon's participation in the implantation of any VAP or any defect in the Specifications, including any defect in the Specifications where the negligence of CMI or its employees or agents caused such defect; provided that any supplier that furnished materials or products to CMI for the VAPs shall not be entitled to indemnification under this paragraph.

     Horizon further agrees, at its own expense, to defend, indemnify and hold harmless CMI from and against any and all claims, losses, damages, causes of action, suits and liability of every kind, including all expenses of litigation, court costs, and reasonable attorney's fees, based on a claim alleging that the VAPs or any of the VAPs infringe upon a patent of any third party.

     Any party seeking indemnification hereunder shall notify the other party promptly of any claim or suit involving an indemnification claim under the provisions of this paragraph. The notifying party shall grant the indemnifying party a reasonable opportunity to control the defense of each such claim and related settlement negotiations, and, provided the indemnifying party is taking reasonable steps to defend or settle a claim, the notifying party agrees not to settle such matter without the indemnifying party's prior written consent. If the indemnifying party is taking reasonable steps to defend or settle a claim and if the indemnifying party has obtained the notifying party's prior written consent (which consent shall not be unreasonably or untimely withheld) to the attorneys employed by the indemnifying party with respect to such claim, then if the notifying party retains counsel regarding such claim, the notifying party will bear the expense of such counsel and will not seek reimbursement under this paragraph from the indemnifying party for such expense.

     (d) General Liability/Product Liability Insurance. As of the Effective Date, CMI will continue to maintain comprehensive general liability insurance in the amount of $5,000,000, including coverage for products and completed operations, written on an occurrence basis, during the term of this Agreement. The liability insurance so maintained will include Horizon as an additional insured, with respect to bodily injury or property damage liabilities assumed under this contract, and contain an endorsement to endeavor to provide Horizon with at least 30 days prior written notice of any cancellation, non-renewal, or coverage reduction. This insurance coverage will survive termination of this Agreement and will, in any event, provide coverage during the period any VAPs supplied by CMI under the terms of this Agreement remain implanted in any living patient. Horizon may demand a certificate of insurance at any time during the period CMI is required to maintain coverage thereafter. In the event CMI fails to provide Horizon with evidence of the liability insurance required to be maintained pursuant to the provisions of this paragraph and the failure continues for 10 days following CMI's receipt of a notice advising CMI of its failure to provide such evidence, then at any time thereafter during the pendency of such failure, Horizon will have the option in its sole discretion to terminate this Agreement or to purchase the insurance at CMI's expense.

     (e) General Liability/Product Liability Insurance. As of the Effective Date, Horizon will continue to maintain comprehensive general liability insurance in the amount of $1,000,000, including coverage for products and completed operations, written on an occurrence basis, during the term of this Agreement. The liability insurance so maintained will include CMI as an additional insured, with respect to bodily injury or property damage liabilities assumed under this contract, and contain an endorsement to endeavor to provide CMI with at least 30 days prior written notice of any cancellation, non-renewal, or coverage reduction. This insurance coverage will survive termination of this Agreement and will, in any event, provide coverage during the period any VAPs supplied by Horizon under the terms of this Agreement remain implanted in any living patient. CMI may demand a certificate of insurance at any time during the term of this Agreement and during the period Horizon is required to maintain coverage thereafter. In the event Horizon fails to provide CMI with evidence of the liability insurance required to be maintained pursuant to the provisions of this paragraph and the failure continues for 10 days following Horizon's receipt of a notice advising Horizon of its failure to provide such evidence, then at any time thereafter during the pendency of such failure, CMI will have the option in its sole discretion to terminate this Agreement or to purchase the insurance at Horizon's expense.

     13. Confidential or Proprietary Information of CMI. Any information to be disclosed by CMI to Horizon pursuant to this Agreement, and which is deemed by CMI to constitute confidential or proprietary information must be disclosed in writing and conspicuously labeled as confidential information or with words of similar impact. Subject to paragraph 14(d) below, any such confidential information which is initially disclosed orally must be noted at the outset by CMI as confidential information, and must be reduced to writing and submitted to Horizon within 15 business days after the original oral disclosure.

     All information, inventions and improvements relating to pyrocarbon or coatings developed by CMI will be the property of CMI.

     Horizon will hold all such information in strict confidence and will use it solely for the purposes for which it is supplied under this Agreement. Horizon will not disclose such information to any third party or use same for the benefit of any third party. The foregoing restrictions will not apply to any information which

     (i) is not disclosed and labeled as provided in the first paragraph of this Section (except orally disclosed information for the first 15 business days thereafter, pending the submission of same in writing) or

     (ii) known to Horizon prior to receipt thereof from CMI or

     (iii) of public knowledge without breach by Horizon of its obligations hereunder or

     (iv) rightfully received by Horizon from a third party without restriction on disclosure or use or

     (v) disclosed by CMI to a third party without restriction on disclosure or use or

     (vi) independently developed by personnel of Horizon who have not had access to or knowledge of the contents of CMI's disclosure or

     (vii) disclosed after receiving the written consent therefor of an authorized officer of CMI;

provided that in events (ii), (iii), (iv), (v), (vi) and (vii), Horizon can demonstrate same to the reasonable satisfaction of CMI.

     The restrictions on use and disclosure of information under this Section will survive the expiration or termination of this Agreement.

     13A. Confidential or Proprietary Information of Horizon. Any information to be disclosed by Horizon to CMI pursuant to this Agreement, and which is deemed by Horizon to constitute confidential or proprietary information must be disclosed in writing and conspicuously labelled as confidential information or with words of similar impact. Subject to paragraph 14(d) below, any such confidential information which is initially disclosed orally must be noted at the outset by Horizon as confidential information, and must be reduced in writing and submitted to CMI within 15 business days after the original oral disclosure.

     CMI will hold all such information in strict confidence and will use it solely for the purposes for which it is supplied under this Agreement. CMI will not disclose such information to any third party or use same for the benefit of any third party. The foregoing restrictions will not apply to any information which

     (i) is not disclosed and labelled as provided in the first paragraph of this section (except orally disclosed information for the first fifteen business days thereafter, pending the submission of same in writing) or

     (ii) known to CMI prior to receipt thereof from Horizon or

     (iii) of public knowledge without breach by CMI of its obligations hereunder or

     (iv) rightfully received by CMI from a third party without restriction on disclosure or use or

     (v) disclosed by Horizon to a third party without restriction on disclosure or use or

     (vi) independently developed by personnel of CMI who have not had access to or knowledge of the contents of Horizon's disclosure or

     (vii) disclosed after receiving the written consent therefor of an authorized officer of Horizon;

provided that in the events (ii), (iii), (iv), (v), (vi) and (vii), CMI can demonstrate same to the reasonable satisfaction of Horizon.

     The restrictions on use and disclosures of information under this Section will survive the expiration or termination of this

Agreement.

     14. Termination. This Agreement will become effective on the date first above written and, unless earlier terminated as provided in this Agreement, will continue in effect for a term of 10 years from the Effective Date, at the end of which this Agreement will automatically renew for another additional term of 5 years unless either party gives the other written notice 90 days before expiration. However, the obligation to purchase the minimum quantities described in paragraph 4 will not begin until the Effective Date.

     (a) CMI may terminate this Agreement immediately if Horizon infringes any patent of CMI by making or having made any product or using any method covered by such patent in or in preparation for commercial sale of vascular access ports. CMI may terminate this Agreement upon 90 days written notice to Horizon if Horizon fails to make any payment promptly when due or if Horizon is in default of any of its material obligations under this Agreement, and such default in either of such cases is not cured within 90 days after Horizon receives notice. CMI's remedies will not be deemed exclusive, but are in addition to any and all other remedies available at law or under this Agreement.

     (b) Horizon may terminate this Agreement upon 90 days written notice to CMI if CMI defaults on any of its material obligations hereunder and such default is not cured within 90 days after CMI receives notice. Horizon's remedies will not be deemed exclusive, but are in addition to any and all other remedies available at law or under this Agreement.

     (c) If Horizon terminates this Agreement for any reason other than the default of CMI, Horizon will purchase all VAPs conforming to the Specifications in CMI's inventory at the time of such termination (both completed inventory and inventory when completed from work-in-process and raw materials existing at the time of such notice of termination) but not exceeding the then current orders of Horizon under the provisions of Section 5(a) hereof. The obligations of this paragraph 14(c) will be in addition to and not in lieu of CMI's other legal, contractual and equitable remedies, if any.

     (d) Sections 8, 10, 11, 12, 13 and 13A will survive termination or expiration of this Agreement and remain in effect for the respective periods specified therein, or, if no period is specified, for a period which is reasonable in the circumstances.

     15. Quality Assurance.

     CMI's Quality Assurance Manual establishes the quality control system to be employed throughout the performance of this Agreement. A copy of this manual--with CMI's proprietary information, if any, deleted--will be made available to Horizon.

     16. Assignment. Neither party will have the right to assign this Agreement, in whole or in part, to any third party without the prior written consent of a duly authorized officer of the other party, which consent will not be unreasonably withheld. An attempted assignment without consent will be grounds for termination of this Agreement by such other party, without thereby affecting any rights or remedies it may have under this Agreement or at law. Notwithstanding the foregoing, CMI may freely assign this Agreement to any company controlling, controlled by or under common control with CMI or succeeding to the entire business of CMI. Notwithstanding the above, Horizon may freely assign this Agreement to any entity succeeding to the entire VAP business of Horizon. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

     17. General.

     (a) Waivers. No waiver of any right or remedy hereunder will be effective unless based upon a writing signed by the party against whom it is sought to be enforced.

     (b) Notices. All notices required or permitted under this Agreement must be made in writing and delivered in person or by certified or registered mail, postage prepaid, addressed to the attention of the President of the other party at the respective address first written above, or such other address as may be given by notice.

     (c) Severability. If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such provision will be severed from this Agreement and the remaining provisions will be unaffected thereby. The parties will promptly meet and negotiate a substitute provision meeting as closely as possible the intent of the invalid or unenforceable provision and, with reasonable precision, avoiding the defects of the original provision.

     (d) Entire Agreement. Except for the Development Agreement and Equity Agreement of even date herewith, this Agreement constitutes the entire agreement and understanding between the parties in respect of the subject matter of this Agreement and supersedes all prior agreements, understandings, discussions and communications between the parties respecting such subject matter. No modification of this Agreement will be effective unless made in writing signed by a duly authorized officer of each party, except as otherwise expressly permitted herein. Nothing in this Agreement will limit the scope of subsequent written agreements, signed by both parties, related to nondisclosure of confidential information. In the event of a conflict between this Agreement and the terms and conditions contained in the Specifications or in Horizon's purchase orders, the terms of this Agreement will control.

     (e) Governing Law. This Agreement has been entered into under the laws of the State of Texas and will be governed by and construed in accordance with those laws.

     (f) Sale of Port Products to Third Parties. CMI will not sell the VAP products (as described in the Specifications) to any other entity.

     Executed by the parties as of the day and year first written above.

                                    HORIZON MEDICAL PRODUCTS, INC.



                                    By:  /s/ Marshall B. Hunt
                                        -------------------------------

                                    Typed Name: /s/ Marshall B. Hunt
                                               ------------------------

                                    Title: Chief Executive Officer
                                           ----------------------------


                                    CARBOMEDICS, INC.


                                    By: /s/ Terry Marlatt
                                        -------------------------------

                                    Typed Name: Terry Marlatt
                                                -----------------------

                                    Title:  President
                                           ----------------------------

                                    EXHIBIT A
                                       TO
                             O.E.M. SUPPLY CONTRACT

     The specifications are to be prepared, approved by Horizon Medical Products, Inc. and set forth below in this Exhibit A.

                                    EXHIBIT B
                                       TO
                             O.E.M. SUPPLY CONTRACT

  Product                                    Introducer               Price
  -------                                    ----------               -----

Single Lumen Titanium                        Without                  $135
  detached
  pre-attached

Single Lumen Titanium                        With                     $155
  detached
  pre-attached

Double Lumen Titanium                        Without                  $200
  detached
  pre-attached

Double Lumen Titanium                        With                     $220
  detached
  pre-attached

Pediatric Single Lumen Titanium              Without                  $140
  detached
  pre-attached

Pediatric Single Lumen Titanium              With                     $160
  detached
  pre-attached

Single Lumen Polysulphone                    Without                  $120
  detached
  pre-attached

Single Lumen Polysulphone                    With                     $140
  detached
  pre-attached

Double Lumen Polysulphone                    Without                  $175
  detached
  pre-attached

Double Lumen Polysulphone                    With                     $195
  detached
  pre-attached

Sample Calculation for Determining the Annual Price Adjustment for Vascular Access Ports (VAPS)

For the purpose of this example, the annual period ends in June 1992.

Assume the price of the VAP was $175 for the period 7/91 through 6/92.

Employment Cost Index for Private Industry Workers, table 5, for the 12 month period ending 6/92 shows the percent change was 3.7%.

Producer Price Index Values from table 1 are:

         25% of the unadjusted percent change of Intermediate Material Supplies and Components = 25% x 0.9% = 0.225%.

         50% of the unadjusted percent change of Finished Energy Goods = 50% x 3.1% = 1.55%.

The total adjustment would then be 3.7% + .225% + 1.55% = 5.475%. To calculate the new price, multiply 1.05475 x $175 = $184.58.

This price would be effective beginning 7/92 through 6/93.





                                   EXHIBIT C

                                       to

                             O.E.M. SUPPLY CONTRACT

Table 5. COMPENSATION (NOT SEASONALLY ADJUSTED): Employment Cost Index for total compensation, private industry workers, by industry and occupational group

                                                                                                    Percent Changes for
                           Series                                     Indexes          ---------------------------------------------
                                                                 (June 1989 = 100)        3 Months Ended          12 Months Ended
                                                               ---------------------   ---------------------   ---------------------
                                                                Jun.    Mar.    Jun.    Jun.    Mar.    Jun.    Jun.    Mar.    Jun.
                                                                1991    1992    1992    1991    1992    1992    1991    1992    1992
                                                               -----   -----   -----   -----   -----   -----   -----   -----   -----
Private industry workers ...................................   109.8   113.1   113.9     1.2     1.3     0.7     4.4     4.2     3.7
       Excluding sales .....................................   109.8   113.3   114.1     1.1     1.2      .7     4.5     4.3     3.9

   White-collar occupations ................................   110.3   113.4   114.2     1.2     1.1      .7     4.5     4.0     3.5
       Excluding sales .....................................   110.4   113.8   114.6     1.1     1.0      .7     4.7     4.2     3.8
     Professional specialty and technical ..................   111.1   115.3   116.4      .9     1.2     1.0     5.0     4.7     4.8
     Executive, administrative, and managerial .............   110.3   112.7   113.1     1.3      .4      .4     4.7     3.5     2.5
     Sales .................................................   109.8   111.6   112.2     1.7     1.8      .5     4.0     3.3     2.2
     Administrative support, including clerical ............   109.9   113.6   114.4     1.2     1.5      .7     4.4     4.6     4.1

   Blue-collar occupations .................................   109.0   112.5   113.4     1.0     1.4      .8     4.1     4.3     4.0
     Precision production, craft, and repair ...............   109.2   112.2   113.1     1.1     1.1      .8     4.3     3.9     3.6
     Machine operators, assemblers,
         and inspectors ....................................   109.4   113.9   114.6     1.0     2.1      .6     4.2     5.2     4.8
     Transportation and material moving ....................   107.6   110.4   111.4     1.2     1.3      .9     3.2     3.9     3.5
     Handlers, equipment cleaners,
        helpers, and laborers ..............................   109.3   112.6   113.4     1.1     1.1      .7     4.4     4.2     3.8

   Service occupations .....................................   109.9   113.5   114.2     1.5     1.0      .6     4.8     4.8     3.9

   Production and nonsupervisory
      occupations(4) .......................................   109.6   113.0   113.8     1.1     1.3      .7     4.3     4.2     3.8

Goods-producing industries(1) ..............................   109.8   113.5   114.3     1.2     1.4      .7     4.4     4.6     4.1
       Excluding sales occupations .........................   109.8   113.4   114.1     1.3     1.4      .6     4.5     4.6     3.9
     White-collar occupations ..............................   110.1   113.6   114.5     1.2     1.2      .8     4.6     4.4     4.0
       Excluding sales .....................................   110.0   113.2   113.9     1.4      .9      .6     4.6     4.3     3.5
     Blue-collar occupations ...............................   109.7   113.4   114.1     1.2     1.6      .6     4.4     4.6     4.0
     Service occupations ...................................   109.3   113.8   115.5     1.3     1.5     1.5     4.7     5.5     5.7

   Construction ............................................   108.5   110.6   111.7     1.0      .6     1.0     4.0     3.0     2.9

   Manufacturing ...........................................   110.0   114.0   114.7     1.3     1.6      .6     4.5     5.0     4.3
       White-collar occupations ............................   110.2   113.6   114.6     1.3     1.1      .9     4.7     4.4     4.0
         Excluding sales ...................................   109.9   113.0   113.8     1.5      .7      .7     4.6     4.3     3.5
       Blue-collar occupations .............................   109.8   114.2   114.8     1.2     2.0      .5     4.4     5.3     4.6
       Service occupations .................................   109.2   113.9   115.4     1.3     1.6     1.3     4.5     5.7     5.7
     Durables ..............................................   109.9   114.1   114.8     1.3     1.8      .6     4.6     5.2     4.5
     Nondurables ...........................................   110.1   113.8   114.7     1.2     1.3      .8     4.4     4.6     4.2
                                                               -----   -----   -----   -----   -----   -----   -----   -----   -----

Table 1. Producer price indexes and percentage changes by stage of processing (1982 = 100)

                                                                                            Unadjusted
                                                                                              percent
                                                       Relative                              change to       Seasonally adjusted
                       Grouping                       importance     Unadjusted index     June 1992 from:    percent change from:
                                                                 -----------------------  --------------- -------------------------
                                                          Dec.     Feb.    May     June    June    May    Mar. to  Apr. to   May to
                                                        1991(1)  1992(2) 1992(2) 1992(2)   1991    1992     Apr.     May      June
-----------------------------------------------------   -------  ------- ------- -------  ------  ------- -------  -------   ------
Finished goods ......................................   100.000   122.1   123.1   123.7     1.5     0.5     0.2       0.4     0.2
  Finished consumer goods ...........................    75.255   120.3   121.6   122.5     1.5      .7      .2        .3      .4
    Finished consumer foods .........................    21.933   123.4   122.9   123.0    -1.8      .1     -.3       -.4      .2
      Crude .........................................     1.301   118.7    98.6    96.0   -26.3    -2.6    -6.8     -10.7     1.9
      Processed .....................................    20.632   123.7   124.7   125.0      .2      .2      .2        .2      .2
    Finished consumer goods, excluding foods ........    53.322   118.8   120.7   122.0     2.9     1.1      .3        .7      .4
      Nondurable goods less foods ...................    36.041   114.6   117.4   119.2     3.5     1.5      .5       1.0      .7
      Durable goods .................................    17.281   125.5   125.5   125.4     1.9     -.1      .2       -.1     -.1
  Capital equipment .................................    24.745   128.7   129.0   128.9     1.9     -.1      .2        .5     -.1
    Manufacturing industries ........................     5.935   129.0   129.2   129.1     1.0     -.1      .1        .2     -.1
    Nonmanufacturing industries .....................    18.810   123.5   128.9   128.3     2.2     -.1      .2        .7     -.1

Intermediate materials, supplies, and components ....   100.000   113.5   114.4   115.3      .9      .8      .1        .4      .7
  Materials and components for manufacturing ........    49.257   117.4   117.3   118.0      .2      .2      .1        .2      .3
    Materials for food manufacturing ................     3.349   113.5   114.6   115.3     -.1      .6       0        .2      .4
    Materials for nondurable manufacturing ..........    15.250   114.6   115.0   115.6     -.3      .5      .2        .3      .9
    Materials for durable manufacturing .............    11.089   116.6   117.3   117.4      .2      .1     -.2        .2      .4
    Components for manufacturing(3) .................    19.569   121.6   121.7   121.7      .5       0       0         0       0
  Materials and components for construction .........    13.462   125.9   126.9   126.6     1.1     -.2       0         0       0
  Processed fuels and lubricants ....................    13.550    80.6    83.6    87.7     3.2     4.9      .6       2.4     3.1
    Manufacturing industries ........................     5.573    83.7    86.6    90.1     2.2     4.0      .6       2.0     2.2
    Nonmanufacturing industries .....................     7.977    78.5    81.6    86.1     3.7     5.5      .6       2.8     3.8
  Containers ........................................     3.563   127.7   127.7   127.6     -.1     -.1       0         0       0
  Supplies ..........................................    20.168   122.1   122.6   122.7     1.1      .1      .1        .1      .1
    Manufacturing industries ........................     7.436   125.0   125.6   125.7     1.0      .1      .2        .2      .2
    Nonmanufacturing industries .....................    12.731   120.7   121.1   121.1     1.0       0       0         0       0
      Feeds .........................................     1.343   103.6   103.7   104.4     4.3      .7    -1.1       -.7      .4
      Other supplies ................................    11.388   123.1   123.6   123.5      .7     -.1      .1         0      .1

Crude materials for further processing ..............   100.000    98.6   101.0   101.5     1.7      .5      .5       1.4     1.3
  Foodstuffs and feedstuffs .........................    41.228   106.0   108.2   107.3     -.1     -.8    -1.4        .9      .8
  Nonfood materials .................................    38.772    90.1    92.6    93.9     2.6     1.4     1.3       2.0     1.6
    Nonfood materials except fuel(4) ................    38.295    89.7    95.1    98.3     6.9     3.9     6.9       1.4     5.2
      Manufacturing(4) ..............................    34.018    83.7    89.0    92.3     6.7     4.3     4.7       2.9     4.5
      Construction ..................................     4.278   155.5   160.5   161.1     9.3      .5     1.3       1.3      .6
    Crude fuel(3)(5) ................................    20.476    82.6    79.7    76.8    -6.9    -3.6    -3.2        .5    -3.6
      Manufacturing industries(3) ...................     4.374    82.0    79.5    76.9    -6.3    -3.3    -2.7        .5    -3.3
      Nonmanufacturing industries(3) ................    16.102    83.9    80.7    77.5    -7.0    -3.6    -3.2        .4    -3.6

                  Special groupings

Finished goods, excluding foods .....................(6) 78.067   121.6   123.0   123.9     2.6      .7      .2        .7      .2
Intermediate materials less foods and feeds .........(7) 95.308   113.6   114.6   115.5      .9      .8      .4        .4      .7
Intermediate foods and feeds ........................(7)  4.692   110.7   111.4   112.2     1.3      .7     -.3       -.1      .4
Crude materials less agricultural products(4)(8) ....(9) 57.096    89.7    92.2    93.5     3.2     1.4     2.0       2.0     1.5

Finished energy goods ...............................(6) 13.831    74.3    77.6    80.8     3.1     4.1      .5        .9     2.3
Finished goods less energy ..........................(6) 86.169   130.6   131.0   131.0     1.3       0      .2        .3     -.1
Finished consumer goods less energy .................(6) 61.424   131.3   131.7   131.7     1.1       0      .2        .2     -.9

Finished goods less foods and energy ................(6) 64.236   133.5   134.2   134.1     2.5     -.1      .4        .6     -.1
Finished consumer goods less foods and energy .......(6) 39.491   136.4   137.3   137.3     3.0       0      .4        .7     -.3
Consumer nondurable goods less foods and energy .....(6) 22.210   144.4   146.1   146.2     3.9      .1      .6       1.1     -.4

Intermediate energy goods ...........................(7) 13.654    80.4    83.4    87.4     3.1     4.8      .5       2.4     3.1
Intermediate materials less energy ..................(7) 86.346   120.7   121.2   121.4      .6      .2       0        .1      .2
Intermediate materials less foods and energy ........(7) 81.654   121.4   121.9   121.9      .4       0       0        .1      .2

Crude energy materials(3)(4) ........................(9) 40.028    75.5    77.4    79.2     2.7     2.3     2.7       2.5     2.3
Crude materials less energy .........................(9) 59.972   110.5   113.2   112.4      .4     -.7     -.9        .8      .5
Crude nonfood materials less energy(5) ..............(9) 18.744   125.2   129.2   128.8     1.6     -.3      .2        .9      .2
                                                        -------  ------- ------- -------  ------  ------- -------  -------   ------

--------------------

(1) Comprehensive relative importance figures are computed once each year in December.
(2) Data for Feb. 1992 have been revised to reflect the availability of late reports and corrections by respondents. All data are subject to revision 4 months after original publication.
(3)      Not seasonally adjusted.
(4)      Includes crude petroleum.
(5)      Excludes crude petroleum.
(6)      Percent of total finished goods.
(7)      Percent of total intermediate materials.
(8) Formerly titled "Crude materials for further processing, excluding crude foodstuffs and feedstuffs, plant and animal fibers, oilseeds, and leaf tobacco."
(9)      Percent of total crude materials.

                             DEVELOPMENT AGREEMENT


     THIS AGREEMENT made as of February 17th, 1993 by and between CARBOMEDICS, INC., a Delaware corporation, having a place of business at 1300 East Anderson Lane, Austin, Texas 78752 (hereinafter referred to as "CMI"), and HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation, with a place of business at Seven North Parkway Square, 4200 Northside Parkway N.W., Atlanta, Georgia 30327 ("Horizon").

     WHEREAS CMI desires to develop and manufacture a vascular access port (the "VAP") upon the terms and conditions set forth herein and in the OEM Supply Contract of even date herewith between CMI and Horizon (the "Supply Contract") and

     WHEREAS Horizon desires to complete testing, design and development and have the VAP approved and manufactured for commercial production and for sale by Horizon and

     WHEREAS CMI is unwilling to incur the expense of such research and development without the additional consideration of a long-term supply contract to manufacture the VAP in commercial quantities,

     NOW, THEREFORE, in consideration of the premises and in reliance upon the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. Purposes of Agreement. The purpose of this Agreement is to establish a program and schedule to complete the design, testing and FDA approval of five models of the VAP, so that commercial distribution can begin (hereinafter referred to as the "Program").

     2. Program Schedule. Work on the Program will be scheduled for completion as set forth in the schedule in Exhibit A attached to and made part of this Agreement (the "Program Schedule"). CMI will use all reasonable efforts to meet the deadlines set forth in the Program Schedule but does not guaranty that such deadlines can be met because the Program Schedule assumes that there are no unforeseen technical difficulties and that all current assumptions related to the design of the VAP are proven correct. The Program Schedule does not allow for redesigns or reiteration of any step. For purposes of this section 2, the term "unforeseen technical difficulties" will include but not be limited to difficulties such as failure in any FDA- or CMI-recommended test.

     3.   Development Costs.

     3.1 Payments. Horizon will pay CMI for the development work performed under this Agreement according to the following schedule:

     3.1.1 $15,000 upon execution of this Agreement.

     3.1.2 $7941.17 per month for 17 months beginning 30 days after execution of this Agreement.

     3.1.3 An additional $20 per VAP for the first 37,500 VAPs sold to Horizon after the Effective Date of the Supply Agreement.

     3.1.4 If, through no fault of CMI, 510K approval is delayed, as defined herein, then Horizon will pay CMI $25,000 per month for 30 months or until 510K approval is received. For purposes of this paragraph, a delay (and the obligation to pay CMI) begins on the first day following the end of the 90-day time period for the FDA to act on answers submitted by CMI in response to FDA questions. The delay will be suspended until the end of similar 90-day periods if the FDA submits additional questions. Any amounts paid under this section 3.1.4 will reduce the number of VAPs bearing the $20 charge identified in section 3.1.3 so that the total payments under this Article 3.1 equal $900,000. Notwithstanding the foregoing, Horizon's obligations to pay CMI under this section 3.1.4 will not begin until the later of 18 months following the date of execution of this Agreement or 510K approval is delayed as defined above.

     Any amounts due under this Agreement that are outstanding more than 10 days beyond the date due will accrue interest at the highest rate allowed by law not to exceed twelve percent (12%) per year.

     3.2 Progress Reviews. The parties will undertake a joint progress review as described in the Program Schedule or at such other times as may be mutually agreed to at CMI's facility.

     4. Changes in Specifications. During the term of this Agreement Horizon will have the right, exercisable at any time or from time to time, to make any changes(s) in the VAP drawings or specifications (the "Specifications"). If any such change requires CMI to incur additional expenses, CMI and Horizon will agree in advance on such additional expenses and Horizon agrees to reimburse CMI for such expenses.

     5. Tooling and Fixtures. All tooling and fixtures which are designed and built using funds provided by Horizon will be the exclusive property of CMI.

     6.   Confidentiality and Proprietary Rights.

     6.1 Confidential Information of CMI. All knowledge and information which Horizon may acquire from CMI pursuant to the terms of this Agreement respecting methods, systems, trade secrets and other private matters (hereinafter referred to as the "Information"), will for all time and for all purposes be regarded as strictly confidential and held in trust solely for the benefit and use of CMI, and it is agreed that the use or public disclosure of any such Information by Horizon would be wrongful and would cause irreparable injury to CMI. In addition, all CMI's special tooling, fixtures, data, manufacturing techniques, processes and research and development relating to the manufacture, inspection and testing of the VAPs will be the sole property of CMI.

     6.2 Confidential Information of Horizon. All Horizon's proprietary information, inventions, improvements, technology, research and development will be the sole property of Horizon. Horizon will acquire no interest in CMI's manufacturing processes or other related information as a result of the execution and performance of this Agreement.

     6.3 Procedures for Maintaining Confidentiality. Each party agrees to maintain the confidentiality of any confidential information of the other party and to that end agrees as follows:

     (a) Not to make any use whatsoever of any confidential information except for the purpose for which it is supplied, either for itself or any other person, firm or corporation;

     (b) Not to reveal any confidential information to third parties, without the prior written approval of the other party;

     (c) To keep all confidential information strictly secret and confidential and to that end, without limiting the generality of the foregoing, to cause all written materials relating to or containing any confidential information to be plainly marked to indicate the secret and confidential nature thereof, and to prevent unauthorized use or reproduction thereof;

     (d) To maintain such confidential information in controlled files accessible only to authorized personnel;

     (e) To limit access to said confidential information to those of its employees with a need to know such confidential information, which employees shall first have executed a confidentiality agreement which requires, among other things, that such employee will maintain the secrecy of all confidential customer and/or supplier information which such employee may obtain;

     (f) In the event a party receives a request to disclose all or any part of any confidential information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, such party agrees to (i) notify the other party immediately of the existence, terms and circumstances surrounding such request; (ii) consult with the other party on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such confidential information is required, exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the confidential information as must be produced or disclosed.

     6.4 Exceptions. The foregoing restrictions will not apply to any confidential information which is (i) known prior to receipt thereof from the other party as evidenced by written records kept in the ordinary course of business, or (ii) of public knowledge without breach by the party of its obligations hereunder, or (iii) rightfully received from a third party without restriction on disclosure or use, or (iv) disclosed by the other party to a third party without restriction on disclosure or use, or (v) independently developed by personnel of a party who have not had access to or knowledge of the contents of the other party's disclosure, or (vi) disclosed after receiving the written consent therefor of an authorized officer of the other party.

     7. Excusable Delay or Failure to Perform. Neither party will be liable for a delay in performance of or failure to perform an obligation under this Agreement (except an obligation to make payment promptly when due), if and to the extent such delay or failure is attributable to any cause beyond the reasonable control of such party to prevent. Such causes may include, but are not limited to act of God, act of government (including the Food and Drug Administration), war or related actions, civil insurrection, riot, sabotage, strike, epidemic, fire, flood, windstorm, or a failure of suppliers, subcontractors or carriers, or inability to obtain required materials or qualified labor, which are reasonably beyond the control of the defaulting party to prevent. The party affected will give prompt notice of the cause to the other party, and will resume performance with reasonable diligence upon cessation of the cause of the delay or failure.

  The causes enumerated in this section 7 will suspend the obligation of Horizon listed in section 3.1.4. However, a delay as defined in section 3.1.4 will not suspend that obligation.

     8.   CMI's Representations and Warranties.

     8.1 Performance of Obligations. CMI hereby represents and warrants to Horizon that CMI will faithfully perform all of the obligations, covenants and agreements on its part to be performed as set forth in this Agreement.

     8.2 Disclaimer of Warranties. The parties acknowledge and agree that VAPs manufactured under this Agreement will be for development purposes only and not manufactured in commercial quantities. Therefore CMI makes no warranty of any kind. CMI EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE VAP, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

     9. Horizon's Representations and Warranties. Horizon will faithfully and fully perform all of the obligations, covenants and agreements on its part to be performed as set forth in this Agreement.

     10.  Limitation of Liability and Indemnity.

     (a)  Limitation on CMI's Responsibility. Except as provided in paragraph
(c) below, CMI will not be liable or responsible for direct, incidental, consequential and/or special damages arising out of use or implantation of VAPs supplied hereunder including, but not limited to, damage to property of Horizon or of other persons, or for injury to or death of any person.

     (b) Horizon's Responsibility. CMI will have no control over the uses to which the VAPs will be devoted, or over the circumstances of their use, storage, handling, distribution or application. Except for the indemnification by CMI provided in paragraph (c) below, Horizon will assume full responsibility with respect to the use of any VAP or information furnished by Horizon hereunder, and CMI assumes no liabilities of any kind with respect to the use by Horizon or any third party of such VAPs or information.

     (c)  Indemnification.

     CMI agrees, at its own expense, to defend, indemnify and hold harmless Horizon, its officers, agents and employees from and against any and all claims, losses, damages, causes of action, suits and liability of every kind, including all expenses of litigation, court costs and reasonable attorney's fees, for injury to or death of any person or for damage to any property, arising from or out of or in connection with the failure of any VAP to conform to the Specifications or for any VAP that is not free from defects in material or workmanship.

     Horizon agrees, at its own expense, to defend, indemnify, and hold harmless CMI, its officers, agents and employees from and against any and all claims, losses, damages, causes of action, suits and liability of every kind, including all expenses of litigation, court costs and reasonable attorney's fees, for injury to or death of any person or for damage to any property, arising from or out of or in connection with Horizon's marketing, sale or distribution of any VAP or Horizon's participation in the implantation of any VAP or any defect in the Specifications, including any defect in the Specifications where the negligence of CMI or its employees or agents caused such defect; provided further, that any supplier that furnished materials or products to CMI for the VAPs shall not be entitled to indemnification under this paragraph.

     Any party seeking indemnification hereunder shall notify the other party promptly of any claim or suit involving an indemnification claim under the provisions of this paragraph. The notifying party shall grant the indemnifying party a reasonable opportunity to control the defense of each such claim and related settlement negotiations, and, provided the indemnifying party is taking reasonable steps to defend or settle a claim, the notifying party agrees not to settle such matter without the indemnifying party's prior written consent. If the indemnifying party is taking reasonable steps to defend or settle a claim and if the indemnifying party has obtained the notifying party's prior written consent (which consent shall not be unreasonably or untimely withheld) to the attorneys employed by the indemnifying party with respect to such claim, then if the notifying party retains counsel regarding such claim, the notifying party will bear the expense of such counsel and will not seek reimbursement under this paragraph from the indemnifying party for such expense.

     (d) General Liability/Product Liability Insurance. As of the Effective Date, CMI will continue to maintain comprehensive general liability insurance, including coverage for products and completed operations, written on an occurrence basis, during the term of this Agreement. The liability insurance so maintained will include Horizon as an additional insured, and contain an endorsement to provide Horizon with at least 30 days prior written notice of any cancellation, non-renewal, or coverage reduction. This insurance coverage will survive termination of this Agreement and will, in any event, provide coverage during the period any VAPs supplied by CMI under the terms of this

Agreement remain implanted in any living patient. Horizon may demand evidence of coverage at any time during the term of this Agreement and during the period CMI is required to maintain coverage thereafter. In the event CMI fails to provide Horizon with evidence of the liability insurance required to be maintained pursuant to the provisions of this paragraph and the failure continues for 10 days following CMI's receipt of a notice advising Horizon of its failure to provide such evidence, then at any time thereafter during the pendency of such failure, Horizon will have the option in its sole discretion to terminate this Agreement or to purchase the insurance at CMI's expense.

     (e) Product Liability Insurance. Horizon and its successors and assigns will maintain general liability insurance, written on an occurrence basis, during the term of this Agreement in the minimum amount of $1 million. The product liability insurance so maintained will be written by an insurance carrier acceptable to CMI, include CMI as an additional insured, and contain an endorsement to provide CMI with at least 30 days prior written notice of any cancellation, non-renewal, or coverage reduction. This insurance coverage will survive termination of this Agreement and will, in any event, provide coverage during the period any VAP supplied by CMI under the terms of this Agreement remain implanted in any living patient. CMI may demand evidence of coverage at any time during the term of this Agreement and during the period Horizon is required to maintain coverage thereafter. In the event Horizon fails to provide CMI with evidence of the product liability insurance required to be maintained pursuant to the provisions of this paragraph and the failure continues for 10 business days following Horizon's receipt of a notice advising Horizon of its failure to provide such evidence, then at any time thereafter during the pendency of such failure, CMI will have the option in its sole discretion to purchase the insurance required herein and bill Horizon for the entire cost of such insurance or to terminate this Agreement.

     10.2 Patent Infringement. Horizon will in no manner infringe any patent or claim to patent held or asserted by CMI.

     10.3 Use of Information Developed by CMI. The procedures, methodology, processes, techniques and the like which may be developed or learned by CMI in connection with its manufacture of VAPs for Horizon may be incorporated in CMI's general manufacturing operations.

     11. Infringement. Prior to completion of the Program Schedule, CMI will obtain a patent search with respect to patents issued by the United States Patent Office in order to determine whether the VAP infringes the claims of any Letters Patent. CMI will review with Horizon the results of such patent search. Should any action be commenced against Horizon alleging that the VAP infringes the claims of any Letters Patent, Horizon will have the right but not the obligation to defend and settle such action. If Horizon fails or refuses to defend such action, CMI will have the right, but not the obligation to defend and settle it. Regardless of which party, if either, defends such action, the other party will cooperate with the defending party in any manner reasonably requested for such defense and/or settlement, at the defending party's expense. Should any action be commenced against CMI alleging that any of Horizon's inventions (which terminology includes, without limitation, discoveries, designs, methods, processes, products, conceptions, innovations, improvements, enhancements and the like), whether patentable or not, infringe the claims of any Letters Patent, Horizon will have the right but not the obligation to defend and settle such action. CMI will cooperate with Horizon in any manner reasonably requested for such defense and/or settlement, at Horizon's expense.

     12.  Term and Termination.

     12.1 Term. The term of this Agreement will commence on the date first written above and will continue in effect until completion of the Program or termination under the provisions of this Section 12.

     12.2 Termination by Horizon. Notwithstanding the foregoing, Horizon will have the right to terminate this Agreement on 90 days prior written notice to CMI, subject to the survival of all confidentiality and indemnification provisions, if CMI defaults in performing any of its obligations under this Agreement and such default continues for a period of 90 days after such notice. Upon receipt of such notice, CMI will immediately stop work on the Program and terminate all outstanding purchase orders for supplies and/or services, and take all reasonable steps necessary to eliminate or reduce any further costs allocable to the Program.

     12.3 Termination by CMI. If payment to CMI is in arrears for 60 days after written notice of default to Horizon, or if Horizon defaults in performing any of the other provisions of this Agreement and such default continues for a period of 60 days after written notice to Horizon, or if Horizon is adjudicated bankrupt or becomes insolvent, or enters into a composition with creditors, or if a receiver is appointed, then CMI will have the right to terminate this Agreement immediately upon written notice to Horizon, subject to the survival of all confidentiality and indemnification provisions hereof.

     12.4 Remedies of CMI. If Horizon terminates this Agreement other than due to the default of CMI as described in Section 12.2 or if CMI terminates this Agreement as provided in Section 12.3, then the following will apply:

     12.4.1 The Effective Date of the Supply Agreement will be accelerated to the date of such termination and its provisions will be in full force and effect.

     12.4.2 Except as provided in section 12.4.3 below, all work product, including regulatory submissions, performed by CMI under this Agreement and all materials obtained in connection with this Agreement will become the property of CMI.

     12.4.3 Horizon will make all payments to CMI described in Article 3 which have not been paid at the time of termination on a percentage of completion basis according to the Project Schedule. Upon receipt of such payment, CMI will furnish Horizon, and Horizon may freely use, copies of all designs, drawings, and regulatory submissions for the VAP and all materials and VAPs for which payment has been received.

     12.5 Remedies for Horizon. If CMI terminates this Agreement other than due to the default of Horizon as described in section 12.3 or if Horizon terminates this Agreement as provided in section 12.2, then the following will apply:

     12.5.1 Horizon will receive from CMI all payments made by Horizon under
     Article 3 which have been paid at the time of termination and all work product, including the 510(K) submission, and VAPs for which payment has been received will remain the property of Horizon. Horizon will have the right to pursue any other remedy available to Horizon under law, including the right to lost profits, not to exceed 30 months profit following the date of such termination.

     13. Relationship of Parties. The relationship between CMI and Horizon as established by this Agreement is that of independent contractors. As such, subject to the provisions of this Agreement, CMI and Horizon each will conduct their respective business at their own initiative, responsibility and expense, and each will have no authority to incur any obligation on behalf of the other.

     13.1 Hiring. The parties agree that during the term of this Agreement and the term of the Supply Contract, and for a period of one year following termination or expiration of this Agreement or the Supply Contract (whichever occurs last), neither party will hire, or attempt to hire, any current employee, agent or sales representative of the other. This provision will survive the termination or expiration of this Agreement and of the Supply Contract.

     14.  Miscellaneous.

     14.1 Assignment. Neither party will have the right to assign this Agreement, in whole or in part, to any third party without the prior written consent of a duly authorized officer of the other party, which consent will not be unreasonably withheld. An attempted assignment without consent will be grounds for termination of this Agreement by such other party, without thereby affecting any rights or remedies it may have under this Agreement or at law. Notwithstanding the foregoing, CMI may freely assign this Agreement to any company controlling, controlled by or under common control with CMI or succeeding to the entire business of CMI. Notwithstanding the foregoing, Horizon may freely assign this Agreement to any entity succeeding to the entire VAP business of Horizon. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns to which such consent, if necessary, is given.

     14.2 Choice of Law. This Agreement has been entered into and will be deemed made under the laws of the State of Texas and for all purposes will be governed by, enforced under and construed in accordance with the laws of said state, without regard to principles of conflicts of law.

     14.3 Waiver and Delay. No delay or omission by any party in enforcing any of the terms or conditions of this Agreement will be construed as a waiver thereof, and no waiver of any conditions, breach or default will be construed or determined to be a waiver of any other or subsequent conditions, breach or default or a bar to the enforcement of such terms and conditions on any future occasion.

     14.4 Notices. All notices required or permitted hereunder, will be effective upon their receipt and will be given in writing and delivered in person or by certified or registered mail, postage prepaid, addressed to the attention of the president of each respective company at the respective address first above written or such other address as may be given by notice.

     14.5 Captions and Headings. All section headings of this Agreement are for convenience of reference only, and are not to be used for purposes of interpretation of their respective provisions.

     14.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under the applicable law, but if such provision is or becomes invalid or unenforceable under such law, then such provision will be reformed in order to conform to applicable law. If such reformation is not possible, then such provision will be ineffective only to the extent of such unenforceability or invalidity, and the remainder of the Agreement will continue to be binding and in full force and effect.

     14.7 Merger. Except for the Supply Agreement and the Equity Agreement of even date herewith, this Agreement constitutes the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements, understandings, discussions, and communication between the parties respecting such subject matter. No modification of this Agreement will be effective unless made in writing and signed by a duly authorized officer of each party.

     14.8 Benefit. This Agreement will be binding upon and will inure to the benefit of the parties, their legal representatives, successors and assigns, provided that the provisions with respect to assignment and delegation are fully complied with.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



HORIZON MEDICAL PRODUCTS, INC.         CARBOMEDICS, INC.



By:/s/                                 By:/s/ Terry Marlatt
   ---------------------------------      ----------------------------------
Title: Chief Executive Officer            Terry Marlatt, President
      ------------------------------
Printed Name:/s/ Marsha B. Hunt
             -----------------------

                               Program Schedule

































                                   EXHIBIT A

                                PROGRAM SCHEDULE

    Activity                               Responsibility            Duration              Starting Condition
    --------                               ---------------          ---------              ------------------
                                                                     in Weeks
                                                                     --------
1.   Start of project.                      CMI/HORIZON          contract start date          sign contract


Single Lumen Metal and Plastic Port

2.   Design Port and Packaging                CMI                      4                      Completion of 1
3.   Design Labeling and Literature         HORIZON                    4                      Completion of 1
4.   Design Review #1                      CMI/HORIZON                 1                      Completion of 2 and 3
5.   Prototype and Testing                    CMI                     10                      Completion of 4
6.   Design Review #2                      CMI/HORIZON                 1                      Completion of 5
7.   Regulatory Submission                    CMI                     --                      Completion of 6
8.   Final Design Review - Metal Port      CMI/HORIZON                 1                      Completion of 6 plus 38 weeks
9.   Final Design Review - Plastic Port    CMI/HORIZON                 1                      Completion of 6 plus 42 weeks


Double Lumen Metal Plastic Port

10.  Design Port and Packaging                CMI                      4                      Completion of 2
11.  Design Labeling and Literature         HORIZON                    4                      Completion of 1
12.  Design Review #1                     CMI/HORIZON                  1                      Completion of 10 and 11
13.  Prototype and Testing                    CMI                     12                      Completion of 12
14.  Design Review #2                     CMI/HORIZON                  1                      Completion of 13
15.  Regulatory Submission                    CMI                     --                      Completion of 14
16.  Final Design Review - Metal Port     CMI/HORIZON                  1                      Completion of 14 plus 40 weeks
17   Final Design Review - Plastic Port   CMI/HORIZON                  1                      Completion of 14 plus 42 weeks


Pediatric Single Lumen Metal Port

18.  Design Port and Packaging                 CMI                     4                      Completion of 10 plus 4 weeks
19.  Design Labeling and Literature          HORIZON                   4                      Completion of 1
20.  Design Review #1                     CMI/HORIZON                  1                      Completion of 18 and 19
21.  Prototype and Testing                     CMI                    10                      Completion of 20
22.  Design Review #2                     CMI/HORIZON                  1                      Completion of 21
23.  Regulatory Submission                     CMI                    --                      Completion of 22
24.  Final Design Review                  CMI/HORIZON                  1                      Completion of 22 plus 38 weeks

         2/11/93 Revision          EXHIBIT A                     Page 1 of 2

     2/11/93 Revision           EXHIBIT A            Page 2 of 2


Design Port and Packaging - During this phase CMI will design and prepare engineering specifications for the items described in Exhibit B.

Design Labeling and Literature - During this phase Horizon will design all labeling and literature including but, not limited to, instructions for use, package and box labels, patient ID card, patient registration card and patient information booklet. These designs will include camera ready artwork.

Design Review #1 - This will be the first formal design review at which CMI and Horizon will present their respective design work. This review must be completed and both parties must approve the designs prior to start of the prototype and testing phase.

Prototype and Testing - During this phase CMI will fabricate prototypes of sufficient quantities to complete the testing required for the regulatory submission.

Design Review #2 - CMI will present a prototype of the product and the results of testing. Approval of both parties is required prior to regulatory submission.

Regulatory Submission - CMI is responsible for obtaining FDA 510(k) approval for each product. The submission will meet all requirements of "Guidance on 510(k) Submissions for Implanted Infusion Ports" dated October 1990 issued from Center for Devices and Radiological Health Office of Device Evaluation, Division of Gastroenterology/Urology and General Use Devices. This document is attached as Exhibit C. Horizon is responsible for providing to CMI all information related to Labelling/Instructions for Use as defined in Section 2.
a. through 2. h. of Exhibit C a minimum of eight (8) weeks prior to the scheduled submission date. If the FDA issues any new guidelines, prior to or during the submission process for FDA 510(k) approval of the VAPs under the "Guidance on 510(k) Submissions for Implanted Infusion Ports" referred to above, CMI AND Horizon will negotiate in good faith an agreement relating to the additional efforts by CMI that will be necessary for obtaining FDA 510(k) approval for each product and the cost of such efforts. If agreement cannot be reached by CMI and Horizon, then this Agreement will terminate. Horizon will pay CMI for work product performed up to the date of such termination as described in Section 12.4.3. The regulatory submission will be made in the name of Horizon Medical Products. CMI will be the primary contact with the FDA up to the point at which the 510(k) approval is granted. After each 510(k) is granted CMI will only be responsible for providing product as defined in the Supply agreement and will cease to provide any regulatory services not related to a component supplier including but, not limited to, product complaints, product tracking and patient registration.

Final Design Review - This will be the final review of all test data and regulatory issues. Prior to this review all testing to validate the sterility shelf life will have been completed. This review must be completed prior to submittal of purchase orders under the terms of the Supply Agreement. Depending on FDA actions 510(k) approval may not be obtained by this date.

                                  EXHIBIT B                        PAGE 1 OF 3
                                SPECIFICATIONS

====================================================================================================================================
                            SINGLE LUMEN TITANIUM                DOUBLE LUMEN TITANIUM                       PEDIATRIC
                                 (1000 SERIES)                       (2000 SERIES)                    SINGLE LUMEN TITANIUM
                                                                                                            (3000 SERIES)
------------------------------------------------------------------------------------------------------------------------------------
FINISHED PRODUCT
  - WEIGHT                          18 g Max.                            40 g Max.                         TBD g Max.
  - INT. VOL.                        0.5 ml                             0.5 ml each                           TBD ml
  - NEEDLE GRIP                Comparable to Competitors            Comparable to Competitors           Comparable to Competitors
  - NEEDLE CLEARANCE           Adequate for 20-22 GAUGE             Adequate for 20-22 GAUGE           Adequate for TBD Gauge
  - DURABILITY                2,000 punc. with 22 GAUGE            2,000 punc. with 22 GAUGE           2,000 punc. with 22 GAUGE
  - STABILITY                      100 psi rating                      100 psi rating                        100 psi rating
-----------------------------------------------------------------------------------------------------------------------------------
PORT BODY
  - MATERIAL                    TITANIUM                                TITANIUM                             TITANIUM
  - DESIGN                       2-PIECE                                2-PIECE                              2-PIECE
  - SHAPE                    65 DEGREE SIDE ANGLE                  65 DEGREE SIDE ANGLE                  65 DEGREE SIDE ANGLE
  - HEIGHT                       12.7 mm                                12.7 mm                              TBD mm
  - BASE DIMEN.                 30 mm DIA.                            30 mm X 50 mm                         TBD mm DIA.
  - LOCATING RIM             SMOOTH, ROUNDED                         SMOOTH, ROUNDED                     SMOOTH, ROUNDED
  - SUTURE HOLES              5-SILICONE FILLED                        5-SILICONE FILLED                   5-SILICONE FILLED
-----------------------------------------------------------------------------------------------------------------------------------

SEPTUM                            SILICONE                              SILICONE                               SILICONE
  - MATERIAL/DIAMETER             12.7 mm                             12.7 mm each                              TBD mm

-----------------------------------------------------------------------------------------------------------------------------------


STUD - MATERIAL                  TITANIUM                                 TITANIUM                             TITANIUM

-----------------------------------------------------------------------------------------------------------------------------------

CATHETER
  - MATERIAL                 RADIOPAQUE SILICONE                     RADIOPAQUE SILICONE                  RADIOPAQUE SILICONE
  - I.D.                    1.0 mm; 1.4 mm; 1.6mm                        1.2 mm each                            1.0 mm
  - INTRODUCER SIZE           7.0 Fr; 8.0 Fr; 10.0 Fr                      12.0 Fr                              7.0 Fr
  - LENGTH                   76 cmm; 70 cm; 70 cm                           TBD cm                              76 cm

-----------------------------------------------------------------------------------------------------------------------------------

   CONNECTOR                      POLYSULPHONE                              TITANIUM                           POLYSULPHONE
  (DETACHED)                     LOCKING SLEEVE                             THREADED                          LOCKING SLEEVE
 - MATERIAL/DESIGN

-----------------------------------------------------------------------------------------------------------------------------------

NEEDLE                           NON-CORING                              NON-CORING                            NON-CORING
                                NON-SILICONIZED                        NON-SILICONIZED                      NON-SILICONIZED
                             20 GAUGE, 1 INCH, S.S.                 20 GAUGE, 1 INCH, S.S.               20 GAUGE, 1 INCH, S.S.

-----------------------------------------------------------------------------------------------------------------------------------

INTRODUCER KIT             INTRODUCER DILATOR\SHEATH;               INTRODUCER DILATOR\SHEATH;         INTRODUCER DILATOR\SHEATH;
                           10 CC SYRINGE; "J" TIP GUIDE-            10 CC SYRINGE; "J" TIP GUIDE-     10 CC SYRINGE; "J" TIP GUIDE-
                           WIRE; INTRODUCER NEEDLE;                 WIRE; INTRODUCER NEEDLE;           WIRE; INTRODUCER NEEDLE;
                           DOUBLE STERILE POUCH;                       DOUBLE STERILE POUCH;             DOUBLE STERILE POUCH;
                           TBD YEAR SHELF LIFE                          TBD YEAR SHELF LIFE               TBD YEAR SHELF LIFE

-----------------------------------------------------------------------------------------------------------------------------------

- PACKAGING-STERILE        DOUBLE; HEAT SEALED;                       DOUBLE; HEAT SEALED;              DOUBLE; HEAT SEALED;
    (PORT, CATHETER,       TYVEK LIDS; TBD YR. SHELF                TYVEK LIDS; TBD YR. SHELF          TYVEK LIDS; TBD YR. SHELF
    NEEDLE & CONNECTOR)    LIFE; 6 in. X 6.5 in. X 1 in.           LIFE; 6 in. X 6.5 in. X 1 in.       LIFE; 6 in. X 6.5 in. X 1 in.
- PACKAGING NON-STERILE     FOAM CUSHIONED PLASTIC                     FOAM CUSHIONED PLASTIC          FOAM CUSHIONED PLASTIC
    w/o INTRODUCER            7 in. X 8.5 in. X 2 in.                 7 in. X 8.5 in. X 2 in.          7 in. X 8.5 in. X 2 in.
    with INTRODUCER          12 in. X 8.5 in. X 2.5 in.              12 in. X 8.5 in. X 2.5 in.       12 in. X 8.5 in. X 2.5 in.

====================================================================================================================================

====================================================================================================================================
                                  SINGLE LUMEN                             DOUBLE LUMEN
                                  POLYSULPHONE                             POLYSULPHONE
                                  (4000 SERIES)                           (5000 SERIES)
------------------------------------------------------------------------------------------------------------------------------------
FINISHED PRODUCT
  - WEIGHT                           N/A                                      N/A
  - INT. VOL.                      0.5 ml                                 0.5 ml each
  - NEEDLE GRIP              Comparable to Competitors               Comparable to Competitors
  - NEEDLE CLEARANCE          Adequate for 20-22 GAUGE               Adequate for 20-22 GAUGE
  - DURABILITY               2,000 punc. with 22 GAUGE               2,000 punc. with 22 GAUGE
  - STABILITY                     100 psi rating                           100 psi rating
------------------------------------------------------------------------------------------------------------------------------------
PORT BODY
  - MATERIAL                      POLYSULPHONE                           POYSULPHONE
  - DESIGN                          2-PIECE                                2-PIECE
  - SHAPE                     65 DEGREE SIDE ANGLE                   65 DEGREE SIDE ANGLE
  - HEIGHT                           12.7 mm                               12.7 mm
  - BASE DIMEN.                      30 mm DIA.                          30 mm X 50 mm
  - LOCATING RIM                 SMOOTH, ROUNDED                        SMOOTH, ROUNDED
  - SUTURE HOLES                  5-NON-FILLED                           5-NON-FILLED
------------------------------------------------------------------------------------------------------------------------------------

SEPTUM                              SILICONE                               SILICONE
  - MATERIAL/DIAMETER               12.7 mm                               12.7 mm each

-----------------------------------------------------------------------------------------------------------------------------------

STUD - MATERIAL                   TITANIUM                                  TITANIUM

-----------------------------------------------------------------------------------------------------------------------------------

CATHETER
  - MATERIAL                  RADIOPAQUE SILICONE                      RADIOPAQUE SILICONE
  - I.D.                         1.4 mm; 1.6 mm                      1.0 mm each; 1.2 mm each
  - INTRODUCER SIZE             8.0 Fr; 10.0 Fr                           10.0 Fr; 12.0 Fr
  - LENGTH                          70 cm                                     TBD cm
-----------------------------------------------------------------------------------------------------------------------------------
   CONNECTOR                    POLYSULPHONE                             POLYSULPHONE
   (DETACHED)                  LOCKING SLEEVE                              THREADED
 - MATERIAL/DESIGN
-----------------------------------------------------------------------------------------------------------------------------------
NEEDLE                           NON-CORING                                NON-CORING
                              NON-SILICONIZED                            NON-SILICONIZED
                           20 GAUGE, 1 INCH, S.S                     20 GAUGE, 1 INCH, S.S.

-----------------------------------------------------------------------------------------------------------------------------------
INTRODUCER KIT           INTRODUCER DILATOR\SHEATH;                  INTRODUCER DILATOR\SHEATH;
                         10 CC SYRINGE; "J" TIP GUIDE-             10 CC SYRINGE; "J" TIP GUIDE-
                           WIRE; INTRODUCER NEEDLE;                    WIRE; INTRODUCER NEEDLE;
                             DOUBLE STERILE POUCH;                      DOUBLE STERILE POUCH;
                             TBD YEAR SHELF LIFE                          TBD YEAR SHELF LIFE

------------------------------------------------------------------------------------------------------------------------------------

- PACKAGING-STERILE          DOUBLE; HEAT SEALED;                        DOUBLE; HEAT SEALED;
    (PORT, CATHETER,        TYVEK LIDS; TBD YR. SHELF                   TYVEK LIDS; TBD YR. SHELF
    NEEDLE & CONNECTOR)    LIFE; 6 in. X 6.5 in. X 1 in.               LIFE; 6 in. X 6.5 in. X 1 in.
- PACKAGING NON-STERILE    FOAM CUSHIONED PLASTIC                        FOAM CUSHIONED PLASTIC
    w/o INTRODUCER           7 in. X 8.5 in. X 2 in.                     7 in. X 8.5 in. X 2 in.
    with INTRODUCER          12 in. X 8.5 in. X 2.5 in.                 12 in. X 8.5 in. X 2.5 in.

====================================================================================================================================

NOTE:  ALL PHYSICAL DIMENSIONS AND PROPERTIES ARE APPROXIMATE
TBD - TO BE DETERMINED BY HMP/CMI DURING DEVELOPMENT PROGRAM

                                   EXHIBIT B
                         ACCESS PORT PRODUCT OFFERINGS
                             SINGLE LUMEN TITANIUM

Item #    Connection               W or W/O            Catheter       Introducer
            Mode                  Introducer             I.D.            Size
================================================================================
   1       Detached                  W/O               1.0 mm          7.0 Fr
   2       Detached                  W/O               1.4 mm          8.0 Fr
   3       Detached                  W/O               1.6 mm         10.0 Fr
   4       Detached                  With              1.0 mm          7.0 Fr
   5       Detached                  With              1.4 mm          8.0 Fr
   6       Detached                  With              1.6 mm         10.0 Fr
   7      Pre-attached               W/O               1.0 mm          7.0 Fr
   8      Pre-attached               W/O               1.4 mm          8.0 Fr
   9      Pre-attached               W/O               1.6 mm         10.0 Fr
  10      Pre-attached               With              1.0 mm          7.0 Fr
  11      Pre-attached               With              1.4 mm          8.0 Fr
  12      Pre-attached               With              1.6 mm         10.0 Fr

                             DOUBLE LUMEN TITANIUM

Item #    Connection               W or W/O            Catheter       Introducer
            Mode                  Introducer             I.D.            Size
================================================================================
  13       Detached                  W/O               1.2 mm each    12.0 Fr
  14       Detached                  With              1.2 mm each    12.0 Fr
  15      Pre-Attached                   W/O           1.2 mm each        12.0 Fr
  16      Pre-Attached                   With          1.2 mm each        12.0 Fr

                        PEDIATRIC SINGLE LUMEN TITANIUM

Item #    Connection               W or W/O            Catheter       Introducer
            Mode                  Introducer             I.D.            Size
================================================================================
  17       Detached                  W/O               1.0 mm          7.0 Fr
  18       Detached                  With              1.0 mm          7.0 Fr
  19      Pre-Attached                   W/O               1.0 mm          7.0 Fr
  20      Pre-Attached                   With              1.0 mm          7.0 Fr

                                   EXHIBIT B
                         ACCESS PORT PRODUCT OFFERINGS
                           SINGLE LUMEN POLYSULPHONE

Item #    Connection               W or W/O            Catheter       Introducer
            Mode                  Introducer             I.D.            Size
================================================================================
  21       Detached                  W/O               1.4 mm          8.0 Fr
  22       Detached                  W/O               1.6 mm         10.0 Fr
  23       Detached                  With              1.4 mm          8.0 Fr
  24       Detached                  With              1.6 mm         10.0 Fr
  25      Pre-attached               W/O               1.4 mm          8.0 Fr
  26      Pre-attached               W/O               1.6 mm         10.0 Fr
  27      Pre-attached               With              1.4 mm          8.0 Fr
  28      Pre-attached               With              1.6 mm         10.0 Fr

                           DOUBLE LUMEN POLYSULPHONE

Item #    Connection               W or W/O            Catheter       Introducer
            Mode                  Introducer             I.D.            Size
================================================================================
  29       Detached                  W/O               1.0 mm         10.0 Fr
  30       Detached                  W/O               1.2 mm         12.0 Fr
  31       Detached                  With              1.0 mm         10.0 Fr
  32       Detached                  With              1.2 mm         12.0 Fr
  33      Pre-attached               W/O               1.0 mm         10.0 Fr
  34      Pre-attached               W/O               1.2 mm         12.0 Fr
  35      Pre-attached               With              1.0 mm         10.0 Fr
  36      Pre-attached               With              1.2 mm         12.0 Fr

                                EQUITY AGREEMENT

     THIS AGREEMENT, made as of February 17, 1993 by and between CarboMedics, Inc., a Delaware corporation, having a place of business at 1300 East Anderson Lane, Austin, TX 78752 (hereinafter referred to as "CMI"), and Horizon Medical Products, Inc., a Georgia corporation, with a place of business at Seven North Parkway Square, 4200 Northside Parkway, N.W., Atlanta, GA 30327 ("Horizon");

     WHEREAS, Horizon and CMI have entered into the Development Agreement dated February 17, 1993 ("Development Agreement"), pursuant to which a vascular access port product (the "VAP") will be designed and developed, tested and submitted to the Food and Drug Administration for approval;

     WHEREAS, Horizon and CMI have entered into the OEM Supply Contract dated February 17, 1993 ("Supply Contract"), pursuant to which five models of the VAP, after FDA approval, will be manufactured by CMI for sale to Horizon, and Horizon will market and sell the VAPs under the Horizon name (the "VAP Business");

     WHEREAS, as additional consideration to CMI for entering into the Development Agreement and the Supply Contract, the parties desire to provide in this Agreement for a payment to CMI upon a future sale by Horizon of the VAP Business;

     NOW, THEREFORE, in consideration of the premises and in reliance upon the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1.   Payment to CMI Upon Sale of VAP Business

     If Horizon sells the VAP Business, either alone as a separate transaction or together with the sale of other Horizon assets and business or in connection with a Stock Sale (as defined below), then Horizon will pay to CMI an amount calculated by multiplying the Applicable Percentage times the VAP Business Purchase Price (as such terms are defined below).

     2.   VAP Business Purchase Price; Stock Sale.

     The term "VAP Business Purchase Price" for purposes of this Agreement shall mean:

     (a) In a sale where Horizon sells only the VAP Business, the purchase price paid to Horizon for the VAP Business, minus any indebtedness of Horizon associated with the VAP Business that is paid by Horizon within ten (10) days after such sale; or

     (b) In a sale of the VAP Business together with other assets and/or business or Horizon, or in a Stock Sale, the accounting firm retained by Horizon shall calculate that portion of the total purchase price received by Horizon (or its shareholders in a Stock Sale) that is reasonably allocable to the VAP Business, using the contribution of the VAP Business to the fully burdened net profit of Horizon as of the time of such sale. Such calculation shall be submitted to CMI no later than thirty (30) days after such sale. If CMI objects to such calculation, CMI may at its expense have another big six accounting firm calculate that portion of the total purchase price received by Horizon (or its shareholders in a Stock Sale) that is reasonably allocable to the VAP Business, using the contribution of the VAP Business to the fully burdened net profit of Horizon as of the time of such sale. The VAP Business Purchase Price shall be the amount so calculated by Horizon's accounting firm (or, if CMI retains another accounting firm to prepare such calculation, then the average of the two amounts so calculated by Horizon's accounting firm and CMI's accounting firm), minus any indebtedness of Horizon associated the VAP Business that is paid by Horizon within ten (10) days after such sale.

     The term "Stock Sale" for purposes of this Agreement shall mean either (x) a transaction in which shareholders of Horizon (including Roy C. Mallady, Jr., Marshall B. Hunt and/or William E. Peterson, Jr.) sell shares of Horizon stock and as a result of such sale Mallady, Hunt and Peterson cease to be involved in the day-to-day management of Horizon, or (y) the sale by shareholders of Horizon of in excess of eighty percent of all shares of Horizon stock outstanding as of the time of such sale.

     3.  Applicable Percentage.

     The term "Applicable Percentage" for purposes of this Agreement shall mean the lowest percentage determined under (a) or (b) below:

     (a)  Ten percent (10%); or

     (b) A percentage determined as follows: After Horizon has purchased its initial 40,000 units of VAPs, starting with 10% and then deducting therefrom (i) one percentage point (to 9%) for the next 20,000 units of VAPs purchased by Horizon (with the reduction made when such 20,000 units are purchased by Horizon), (ii) one percentage point (to 8%) for the next 20,000 units of VAPs purchased by Horizon (with the reduction made when such 20,000 units are purchased by Horizon) and (iii) two percentage points (to 6%) for the next 20,000 units of VAPs purchased by Horizon (with the reduction made when such 20,000 units are purchased by Horizon); provided, however, that under clauses
(i) (ii) and (iii) there will not be more than one reduction during each 12 month period, with the initial 12 month period commencing on the day Horizon sells its initial 40,000 units of VAPs (under the example below each twelve month period begins on January 1 and ends December 31). Any percentage determined under this paragraph shall not be less than 6%. For example, as of December 31, 1995 Horizon has sold 40,000 units, and Horizon sells its next 60,000 units as of the following dates: 20,000 on November 1, 1996, 20,000 on April 1, 1997 and 20,000 on January 1, 1998. The 10% is reduced to 9% on November 1, 1996; the 9% is reduced to 8% on April 1, 1997 and the 8% is reduced to 6% on January 31, 1998.

     4.  Payment to CMI.

     (a) If the entire purchase price payable to Horizon in a sale of the VAP Business described in paragraph 1 above is paid in cash or its equivalent at the closing of the sale, the amount payable to CMI under paragraph 1 shall be paid within ten (10) days after the VAP Business Purchase Price is determined.

     (b) If the purchase price payable to Horizon in a sale of the VAP Business described in paragraph 1 above is payable in part in cash at the closing of the sale and in part by one or more promissory note payments subsequent to the closing, the total amount payable to CMI under paragraph 1 above shall be prorated and paid in installments, with a portion of the total amount payable to CMI within ten (10) days after the VAP Business Purchase Price is determined (using a percentage determined by dividing the amount of cash payable to Horizon at the closing by the total purchase price payable to Horizon) and with a portion of the total amount payable to CMI within ten (10) days after Horizon receives each note payment (using a percentage determined by dividing the amount of principal note payment by the total purchase price payable to Horizon).

     (c) In a sale of the VAP Business described in paragraph 1 above, if the purchase price for the sale is payable to Horizon (or to its shareholders in a Stock Sale) in whole or in part in publicly traded securities, CMI shall receive from Horizon the amount calculated under paragraph 1 in the form of shares of such publicly traded securities (if the entire purchase price is payable in such securities) or in the form of cash or its equivalent and shares of such publicly traded securities, with the number of shares and the amount of cash determined as follows. A percentage shall be determined by dividing the value of the securities received by Horizon or its shareholders (using the closing price for the securities on the date of closing of the sale) by the total purchase price. Such percentage shall then be multiplied times the amount determined under paragraph 1 hereof, and the product of that multiplication shall be divided by the closing price per share for the securities on the date of the closing of the sale. The result of that division shall be the number of shares that CMI shall receive. The product of that multiplication shall be subtracted from the amount determined under paragraph 1 hereof, and the result of that subtraction shall be the amount of cash that CMI shall receive under paragraph 1 hereof. For example, Horizon sells the VAP Business alone in a separate transaction for a purchase price of $10,000,000 with a closing in January 1995, and the purchaser paid the purchase price with $5,000,000 cash and securities with a value of $5,000,000 and a closing price on the date of closing of $20 per share. CMI would receive $1,000,000 (10% times $10,000,000) which would be payable in 25,000 shares of such securities ($5,000,000 divided by $10,000,000 = 50%; 50%
times $1,000,000 = $500,000; $500,000 divided by $20) and with $500,000 in cash
(($1,000,000 minus $500,000).

     5.  No Rights as Shareholder.

     Nothing in this Agreement shall give CMI any rights as an owner of shares of Horizon stock or any rights as a shareholder of Horizon.

     6.  Termination.

     (a) After CMI has been paid the entire amount payable to CMI under paragraph 1 above with respect to a sale of the VAP Business described therein, this Agreement shall terminate, and CMI shall not be entitled to receive any amounts on subsequent sales of the VAP Business by any successor owner of the VAP Business.

     (b) At Horizon's sole option, exercisable by written notice to CMI, Horizon may terminate this Agreement by payment of the following amounts in one payment to CMI:

          (i) an amount that is a thirty percent annual return on $765,000 (CMI's share of the total development costs of the VAP), calculated by multiplying the number of months from the Effective Date under the Supply Contract through the date of payment under this paragraph times 2 1/2% times $765,000; plus

          (ii) if Horizon has not purchased 40,000 units of VAPs from CMI as of the date of payment under this paragraph, then Horizon shall pay to CMI an amount equal to $50 times the difference between 40,000 and the number of units of VAPs actually purchased from CMI as of such date of payment (in the event of which payment Horizon will have satisfied all obligations to CMI under paragraph 4 of the Supply Contract); plus

          (iii)  if Horizon has not paid the total amount required by Section
     3.1 of the Development Agreement for development costs as of the date of payment under this paragraph, then Horizon shall pay to CMI the remaining unpaid portion under Section 3.1 of the Development Agreement (in the event of which payment Horizon will have satisfied all obligations to CMI under
     Section 3.1 of the Development Agreement).


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
     7.  Assignment.

     Neither party will have the right to assign this Agreement, in whole or in part, to any third party without the prior written consent of a duly authorized officer of the other party, which consent will not be unreasonably withheld. An attempted assignment without consent will be grounds for termination of this Agreement by the other party, without thereby affecting any rights or remedies it may have under this Agreement or at law. Notwithstanding the foregoing, CMI may freely assign this Agreement to any company controlling, controlled by or under common control with CMI or succeeding to the entire business of CMI. Notwithstanding the above, Horizon may freely assign this Agreement to any company controlling, controlled by or under common control with Horizon or to any entity succeeding to the entire VAP business of Horizon. The parties understand that an event described in the preceding sentence may result in an obligation to make the payment to CMI provided for in paragraph 1 above. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

     8.  General.

     (a) Exclusions. The following sales or transactions are excluded from this Agreement and are not considered a sale of the VAP Business under paragraph 1 above: (1) the sale of Horizon shares by Horizon, (ii) the sale of Horizon shares by a shareholder of Horizon to an individual who at the time of such sale is an existing shareholder of Horizon where such a sale is not a ""Stock Sale'' (as defined above), (iii) stock dividends issued by Horizon,
(iv) a recapitalization of Horizon stock, (v) the repurchase of outstanding shares of Horizon stock by Horizon, and (vi) a transfer of the VAP Business by Horizon to another corporation, a majority of whose shares are owned by Roy C. Mallady, Jr. and Marshall B. Hunt.

     (b) Waivers. No waiver of any right or remedy hereunder will be effective unless based upon a writing signed by the party against whom it is sought to be enforced.

     (c) Notices. All notices required or permitted under this Agreement must be made in writing and delivered in person or by certified or registered mail, postage prepaid, addressed to the attention of the president of the other party at the respective address first written above, or such other address as may be given by notice.

     (d) Severability. If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such provision will be severed from this Agreement and the remaining provisions will be unaffected thereby. The parties will promptly meet and negotiate a substitute provision


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